Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
MIDSTATES PETROLEUM COMPANY, INC., et al.,(1))		Case No. 16-32237 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF
MIDSTATES PETROLEUM COMPANY, INC. AND ITS DEBTOR AFFILIATE

Edward O. Sassower, P.C. (admitted pro hac vice)	Patricia B. Tomasco (Texas Bar No. 01797600)
Joshua A. Sussberg, P.C. (admitted pro hac vice)	Matthew D. Cavenaugh (Texas Bar No. 24062656)
KIRKLAND & ELLIS LLP	Jennifer F. Wertz (Texas Bar No. 24072822)
KIRKLAND & ELLIS INTERNATIONAL LLP	JACKSON WALKER L.L.P.
601 Lexington Avenue	1401 McKinney Street, Suite 1900
New York, New York 10022	Houston, Texas 77010
Telephone: (212) 446-4800	Telephone: (713) 752-4200
Facsimile: (212) 446-4900	Facsimile: (713) 752-4221

-and-

James H.M. Sprayregen, P.C. (admitted pro hac vice)
William A. Guerrieri (admitted pro hac vice)
Jason Gott (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

Co-Counsel to the Debtors and Debtors in Possession

(1)         The debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, include:  Midstates Petroleum Company, Inc. (1816); and Midstates Petroleum Company LLC (2434).  The debtors’ service address is:  321 South Boston Avenue, Tulsa, Oklahoma 74103.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation	17
C.	Computation of Time	17
D.	Governing Law	17
E.	Reference to Monetary Figures	18
F.	Reference to the Debtors or the Reorganized Debtors	18
G.	Controlling Document	18

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS		18
A.	Administrative Claims	18
B.	Administrative Claims Bar Date	18
C.	Professional Compensation	19
D.	Priority Tax Claims	20
E.	Statutory Fees	20

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		20
A.	Summary of Classification	20
B.	Treatment of Claims and Interests	21
C.	Special Provision Governing Unimpaired Claims	25
D.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	26
E.	Elimination of Vacant Classes	26
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	26
G.	Presumed Acceptance and Rejection of the Plan	26
H.	Subordinated Claims	26

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		26
A.	The Intercreditor Settlement	26
B.	Restructuring Transactions	27
C.	Sources of Consideration for Plan Distributions	27
D.	The New Credit Facility and Approval of the New Credit Facility	28
E.	The New Common Stock and New Warrants	28
F.	Exemption from Registration Requirements	29
G.	Corporate Existence	30
H.	Vesting of Assets in the Reorganized Debtors	30
I.	Cancellation of Existing Securities	30
J.	Surrender of Securities Instruments	31
K.	Corporate Action	31
L.	New Organizational Documents	32
M.	Directors and Officers of the Reorganized Debtors	32
N.	Effectuating Documents; Further Transactions	32
O.	Exemption from Certain Taxes and Fees	32
P.	Preservation of Causes of Action	33
Q.	Director and Officer Liability Insurance	33
R.	Management Incentive Plan and Management Employment Agreements	34
S.	Employee and Retiree Benefits	34
T.	Payment of Fees and Expenses of the First Lien Administrative Agent	34
U.	Payment of Fees and Expenses of the Second Lien Notes Trustee	34
V.	Payment of Fees and Expenses of the Third Lien Notes Trustee	35

i

W.	Payment of Fees and Expenses of the Consenting Second Lien Noteholders and Consenting Cross-Over Noteholders	35

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		35
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	35
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	35
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	36
D.	Indemnification Obligations	36
E.	Insurance Policies	37
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	37
G.	Reservation of Rights	37
H.	Nonoccurrence of Effective Date	37
I.	Contracts and Leases Entered into After the Effective Date	37
J.	Federal Oil and Gas Leases	37

ARTICLE VI. PROVISIONS GOVERNING DISTRIBUTIONS		38
A.	Timing and Calculation of Amounts to Be Distributed	38
B.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	38
C.	Compliance with Tax Requirements	40
D.	Allocations	40
E.	No Postpetition Interest on Claims	40
F.	Setoffs and Recoupment	40
G.	Claims Paid or Payable by Third Parties	41

ARTICLE VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		41
A.	Allowance of Claims	41
B.	Claims and Interests Administration Responsibilities	42
C.	Estimation of Claims	42
D.	Adjustment to Claims Without Objection	42
E.	Time to File Objections to Claims	42
F.	Disallowance of Claims	42
G.	Amendments to Claims	43
H.	No Distributions Pending Allowance	43
I.	Distributions After Allowance	43

ARTICLE VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		43
A.	Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies	43
B.	Term of Injunctions or Stays	44
C.	Release of Liens	44
D.	Releases by the Debtors	44
E.	Releases by Holders of Claims and Interests	45
F.	Exculpation	46
G.	Injunction	47
H.	Protection Against Discriminatory Treatment	47
I.	Recoupment	47
J.	Subordination Rights	47

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		48
A.	Conditions Precedent to the Effective Date	48
B.	Waiver of Conditions	48
C.	Substantial Consummation	48
D.	Effect of Non-Occurrence of Conditions to the Effective Date	49

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ARTICLE X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		49
A.	Modification of Plan	49
B.	Effect of Confirmation on Modifications	49
C.	Revocation or Withdrawal of the Plan	49

ARTICLE XI. RETENTION OF JURISDICTION		49

ARTICLE XII. MISCELLANEOUS PROVISIONS		51
A.	Immediate Binding Effect	51
B.	Additional Documents	51
C.	Payment of Statutory Fees	51
D.	Dissolution of the Committee	52
E.	Reservation of Rights	52
F.	Successors and Assigns	52
G.	Service of Documents	52
H.	Term of Injunctions or Stays	53
I.	Entire Agreement	53
J.	Successors and Assigns	53
K.	Exhibits	53
L.	Nonseverability of Plan Provisions upon Confirmation	53
M.	Votes Solicited in Good Faith	54
N.	Further Assurances	54
O.	Closing of Chapter 11 Cases	54

iii

INTRODUCTION

Midstates Petroleum Company, Inc., and its wholly-owned subsidiary, Midstates Petroleum Company LLC (together, “Midstates”), as debtors and debtors in possession (each, a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (together with the documents comprising the Plan Supplement, the “Plan”) for the resolution of outstanding Claims against, and Interests in, the Debtors.  Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof.  Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, AND GOVERNING LAW

A.                                    Defined Terms

As used in this Plan, capitalized terms have the meanings set forth below.

1.             “Accrued Professional Compensation” means, at any given time, all accrued, contingent, and/or unpaid fees and expenses (including success fees) for legal, financial advisory, accounting, and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330, or 331 of the Bankruptcy Code or otherwise rendered allowable before the Effective Date by any retained estate Professional in the Chapter 11 Cases, (a) all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been Filed for any such amount) and (b) after applying any retainer that has been provided to such Professional.  To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.  For the avoidance of doubt, Accrued Professional Compensation includes unbilled fees and expenses incurred on account of services provided by Professionals that have not yet been submitted for payment, except to the extent that such fees and expenses are either denied or reduced by a Final Order by the Bankruptcy Court or any higher court of competent jurisdiction.

2.             “Administrative Claim” means a Claim for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code other than a Professional Fee Claim, including:  (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; and (b)  all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

3.             “Administrative Claims Bar Date” means the first Business Day that is 30 days following the Effective Date, except as specifically set forth in the Plan or a Final Order.

4.             “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

5.             “Allowed” means with respect to any Claim, except as otherwise provided herein:  (a) a Claim that is evidenced by a Proof of Claim Filed by the Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a Proof of Claim is not or shall not be required to be Filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim, as applicable, has been timely Filed; or (c) a Claim Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim, no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim, as applicable, shall have been Allowed by a Final Order.  Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.  Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.  For the avoidance of doubt, a Proof of Claim Filed after the Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order Allowing such late-filed Claim.  “Allow” and “Allowing” shall have correlative meanings.

6.             “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

7.             “Bankruptcy Code” means title 11 of the United States Code, as amended and in effect during the pendency of the Chapter 11 Cases.

8.             “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the Southern District of Texas.

9.             “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code, and the general, local, and chambers rules of the Bankruptcy Court.

10.          “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

11.          “Cash” means the legal tender of the United States of America or the equivalent thereof.

12.          “Cash Collateral Order” means the interim order or the Final Order, as applicable, entered by the Bankruptcy Court on May 2, 2016, and June 30, 2016, respectively, in form and substance reasonably acceptable to the Debtors and the Requisite Creditors, authorizing the Debtors to use the Prepetition Collateral (including cash collateral) and granting adequate protection to the Prepetition Secured Parties (as applicable), including the provision of adequate protection liens on the Unencumbered Assets in favor of the Prepetition Secured Parties (as applicable).

13.          “Causes of Action” means any action, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law.  For the avoidance of doubt, “Cause of Action” includes:  (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

14.          “Certificate” means any instruments evidencing an existing security of the Debtors that is not being fully Reinstated.

15.          “Challenge” means (a) the Filing of any objection, limited objection, reservation of rights, other responsive pleading, or any document or (b) the raising of any argument in any hearing before the Bankruptcy Court in each case, to the extent such document or argument (y) raises a position in any way against approval of the Intercreditor Settlement, the Second/Third Lien Plan Settlement, the Unencumbered Value Settlement, and/or Confirmation of the Plan or seeks standing to assert Causes of Action against the Prepetition Secured Parties, and (z) is filed, supported, or encouraged (directly or indirectly) by the Committee, the Unsecured Notes Trustees, or any ad hoc group of Unsecured Noteholders; provided that, for the avoidance of doubt, any objections filed to the Disclosure Statement, arguments made at the hearing on the Disclosure Statement, the filing of a Continuance Notice (as such term is defined in the Disclosure Statement Order), or any statement of positions in the Disclosure Statement by the Committee (including in a letter provided in connection with solicitation of the Plan) shall not constitute a Challenge.

16.          “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

17.          “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

18.          “Claims Bar Date” means the date or dates to be established by the Bankruptcy Court by which Proofs of Claim must be Filed.

19.          “Claims Bar Date Order” means that certain order entered by the Bankruptcy Court establishing the Claims Bar Date.

20.          “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) ninety (90) days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

21.          “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

22.          “Class” means a category of Holders of Claims or Interests as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

23.          “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

24.          “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

25.          “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

26.          “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

27.          “Confirmation Order” means a Final Order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

28.          “Consenting Cross-Over Ad Hoc Committee” means the ad hoc committee of Consenting Cross-Over Noteholders that is represented by, inter alia, Milbank, Tweed, Hadley & McCloy LLP and Centerview Partners LLC.

29.          “Consenting Cross-Over Noteholders” means the beneficial Holders of Third Lien Notes Claims and Second Lien Notes Claims that are party to the Plan Support Agreement (together with their respective successors and permitted assigns) and members of the Consenting Cross-Over Ad Hoc Committee.

30.          “Consenting First Lien Lenders” means the beneficial Holders of First Lien Claims that are party to the Plan Support Agreement (together with their respective successors and permitted assigns).

31.          “Consenting Second Lien Ad Hoc Committee” means the ad hoc committee of Consenting Second Lien Noteholders that is represented by, inter alia, Davis Polk & Wardwell LLP and Houlihan Lokey Capital, Inc.

32.          “Consenting Second Lien Noteholders” means the beneficial Holders of Second Lien Notes Claims that are party to the Plan Support Agreement (together with their respective successors and permitted assigns) and members of the Consenting Second Lien Ad Hoc Committee.

33.          “Consummation” means the occurrence of the Effective Date.

34.          “Cure Claim” means a monetary Claim based upon the Debtors’ defaults under any Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to section 365 of the Bankruptcy Code.

35.          “Cure Notice” means a notice of a proposed amount of a Cure Claim in connection with an Executory Contract or Unexpired Lease to be assumed under the Plan pursuant to section 365 of the Bankruptcy Code, which notice shall include (a) procedures for objecting to proposed assumptions of Executory Contracts and Unexpired Leases, (b) Cure Claims to be paid in connection therewith and (c) procedures for resolution by the Bankruptcy Court of any related disputes.

36.          “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) of any of the Debtors for current or former directors’, managers’, and officers’ liability.

37.          “Debtors” means Midstates Petroleum Company, Inc. and Midstates Petroleum Company LLC, the debtors and debtors in possession in the Chapter 11 Cases.

38.          “Deficiency Claims” means the First Lien Deficiency Claims (if any) and the Secured Notes Deficiency Claims.

39.          “Definitive Documents” means (a) the Plan, (b) the Plan Supplement, (c) the Disclosure Statement, (d) the motion seeking approval of the Disclosure Statement and the Disclosure Statement Order, (e) the Confirmation Order, (f) Cash Collateral Order, (g) the New Credit Facility Documents, and (h) the New Organizational Documents.

40.          “Definitive Document Plan Support Agreement Requirements” means that the Definitive Documents shall (a) contain terms and conditions consistent in all material respects with the Plan Support Agreement and the exhibits thereto, and (b) shall otherwise be reasonably satisfactory in all respects to the Debtors, the Requisite First Lien Lenders, the Requisite Second Lien Noteholders, and the Requisite Cross-Over Noteholders (solely with respect to any provision directly impacting the Second/Third Lien Plan Settlement, including with respect to any modifications, amendments, or supplements to such Definitive Documents at any time during the Plan Support Period (as defined in the Plan Support Agreement)); provided, however, that solely with respect to the Cash Collateral Order and New Credit Facility Documents, only the Requisite First Lien Lenders and Requisite Second Lien Noteholders shall have such consent rights, and the Cash Collateral Order and the New Credit Facility Loan Agreements, respectively, must be acceptable in all respects to the Requisite First Lien Lenders; provided further, however, that solely with respect to the New Organizational Documents, only the Requisite Second Lien Noteholders shall have such consent rights; provided further, however, that solely for purposes of this Plan and determining whether the conditions to effectiveness in Article IX have been satisfied, a Definitive Document shall be deemed to satisfy the Definitive Documents Plan Support Agreement Requirements unless the Requisite First Lien Lenders, Requisite Second Lien Noteholders, or Requisite Cross-Over Noteholders, as applicable, provide written notice to the Debtors’ counsel that the Definitive Document does not satisfy the Definitive Plan Support Agreement Requirements within ten (10) Business Days after the filing or entry, as applicable, of such Definitive Document.  Notwithstanding anything herein to the contrary, the Consenting Cross-Over Ad Hoc Committee shall have the right to receive all Definitive Documents contemporaneously with the Company, the First Lien Agent, and the Consenting Second Lien Ad Hoc Committee, as applicable.

41.          “Diminution in Value Claims” any claims that may be asserted against the Debtors’ assets by the Prepetition Secured Parties arising under the Cash Collateral Order from any diminution in value of the Prepetition Collateral after the Petition Date through to the Effective Date, which shall be an amount as ordered by the Bankruptcy Court in connection with the Confirmation Hearing.

42.          “Disallowed” means, with respect to any Claim, a Claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled as zero or as contingent, disputed, or unliquidated and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan, (c) is not Scheduled and as to which no Proof of Claim or request for payment of an Administrative Claim has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law or this Plan, (d) has been withdrawn by agreement of the applicable Debtor and the Holder thereof, or (e) has been withdrawn by the Holder thereof.

43.          “Disclosure Statement” means the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of the Midstates Petroleum Company, Inc. and Its Debtor Affiliate dated as of July 13, 2016, as may be amended from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law, and which shall be in form and substance reasonably acceptable to the Debtors and the Requisite Creditors.

44.          “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement.

45.          “Disputed” means a Claim that is not yet Allowed.

46.          “Disputed Claim Amount” means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim:  (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation is Filed by any party, the amount at which such Disputed Claim is estimated by the Bankruptcy Court, (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim:  (i) an amount agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Disputed Claim; (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim, (iii) the amount estimated in good faith by the Debtors or Reorganized Debtors, as applicable, with respect to the Disputed Claim, or (c) zero, if the Disputed Claim was listed on the Schedules as unliquidated, contingent, or disputed and no Proof of Claim was Filed, or deemed to have been Filed, by the applicable Claims Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court.

47.          “Distribution Record Date” means the date for determining which Holders of Claims or Interests are eligible to receive distributions hereunder and shall be the Voting Deadline or such other date as designated in a Final Order of the Bankruptcy Court.  At the close of business on the Distribution Record Date, the transfer ledgers for the Second Lien Notes, the Third Lien Notes, and the Unsecured Notes shall be closed, and there shall be no further changes in the record holders of such securities.  The Reorganized Debtors shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

48.          “DTC” means Depository Trust Company.

49.          “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors, in consultation with the Consenting First Lien Lenders, the Consenting Second Lien Noteholders, and the Consenting Cross-Over Noteholders, on which:  (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article IX.A have been satisfied or waived (in accordance with Article IX.B); and (c) the Plan is declared effective.

50.          “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

51.          “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

52.          “Excess Cash” means Cash in an amount equal to the lesser of (i) any Cash remaining on any of the Debtors’ balance sheets as of the Effective Date, less (a) the amount of Cash to be paid to Holders of First Lien Claims on the Plan Effective Date, (b) all payments of Cash and reserves of Cash required under the Plan (other than distributions of Cash on account of Second Lien Notes Claims, including, but not limited to, payments and reserves on account of Administrative Claims, Other Priority Claims, Priority Tax Claims, expenses in connection with the Restructuring Transactions and Professional Fee Claims (including Professional Fee Reserve Amount to fund the Professional Fee Escrow Account)), and (c) $110 million, and (ii) $60 million.

53.          “Exculpated Fiduciary” means, collectively, each of the following in their respective capacities as such:  (a) the Debtors; (b) the Reorganized Debtors; and (c) with respect to each of (a) and (b) to the extent they were employed in such capacity on or after the Petition Date, such Entity’s directors, officers, shareholders (regardless of whether such interests are held directly or indirectly), partners, managers, trustees, assigns, principals, members, employees, agents, affiliates, advisory board members, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants, consultants and other professionals or representatives.

54.          “Exculpated Parties” means, collectively: (a) the Exculpated Fiduciaries and (b) the Section 1125(e) Parties.

55.          “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

56.          “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

57.          “Federal Lease Interests” means any interests in any federal or Indian oil and/or gas leases.

58.          “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, the Notice and Claims Agent.

59.          “Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or any other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been reversed, stayed, modified, amended, or vacated, and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall be pending or (b) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with rule 8002 of the Bankruptcy Rules; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause an order not to be a Final Order.

60.                               “First Lien Accepting Lenders” means the First Lien Lenders that (a) affirmatively vote to accept the Plan or (b) vote to reject the Plan but affirmatively elect on their respective Ballots to receive the New Credit Facility Revolving Loans pursuant to the Plan.

61.                               “First Lien Administrative Agent” means SunTrust Bank in its capacity as administrative and collateral agent under the First Lien Credit Agreement and the other First Lien Loan Documents.

62.                               “First Lien Claims” means all Claims against the Debtors arising under the First Lien Loan Documents.

63.                               “First Lien Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of June 8, 2012, by and between the Debtors, as borrowers, the First Lien Agent, and the First Lien Lenders (as amended, restated, supplemented, or otherwise modified from time to time).

64.                               “First Lien Credit Facility” means the credit facility under the First Lien Credit Agreement.

65.                               “First Lien Deficiency Claims” means the portion of the First Lien Claims constituting unsecured Claims under section 506(a) of the Bankruptcy Code, which for the avoidance of doubt, shall constitute General Unsecured Claims in Class 7.  The First Lien Deficiency Claims (if any) shall be Allowed in an amount:  (a) stipulated by the Debtors and the Requisite First Lien Lenders and approved by the Bankruptcy Court, after notice and an opportunity for a hearing, which approval may be set forth in the Plan or Confirmation Order; or (b) otherwise determined by the Bankruptcy Court, including in connection with Confirmation, after notice and an opportunity for a hearing.

66.                               “First Lien Lenders” means, collectively, the lenders from time to time party to the First Lien Credit Agreement.

67.                               “First Lien Loan Documents” means the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), and any other document related to or evidencing the loans and obligations thereunder or executed therewith.

68.                               “First Lien Rejecting Lenders” means the First Lien Lenders that:  (a) affirmatively vote to reject the Plan and either (i) affirmatively elect on their respective Ballots to receive the New Credit Facility Term Loans pursuant to the Plan or (ii) make no election with respect to receiving New Credit Facility Term Loans or New Credit Facility Revolving Loans pursuant to the Plan; or (b) fail to return a Ballot such that they will have not been deemed to vote in favor or have made an election to receive the New Credit Facility Revolving Loans pursuant to the Plan.

69.                               “First Lien Secured Parties” means the First Lien Administrative Agent and the First Lien Lenders.

70.                               “General Unsecured Claims” means the Deficiency Claims and any other Claims against any Debtor that are not otherwise paid in full during the Chapter 11 Cases pursuant to an order of the Bankruptcy Court and are not:  (a) an Administrative Claim; (b) a Priority Tax Claim; (c) an Other Priority Claim; (d) an Other Secured Claim; (e) a First Lien Claim; (f) a Second Lien Notes Claim (g) a Third Lien Notes Claim; (h) an Unsecured Notes Claims; (i) a Lien Trade Claim; (j) an Intercompany Claim; or (k) a Section 510(b) Claim.

71.                               “General Unsecured Creditor” means the Holder of a General Unsecured Claim.

72.                               “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

73.                               “Holder” means an Entity holding a Claim or Interest.

74.                               “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

75.                               “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, management or indemnification agreements, or employment contracts, for the current and former directors and the officers who served in such capacity at any time after or within the 12 months prior to the Petition Date.

76.                               “Intercompany Claim” means any Claim held by one Debtor against another Debtor.

77.                               “Intercompany Interests” means the Interests in Midstates Petroleum Company LLC, all of which are held by Debtor Midstates Petroleum Company, Inc.

78.                               “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of May 21, 2015, by and among SunTrust Bank, as priority lien agent, and Wilmington Trust, N.A., as second lien collateral agent and third lien collateral agent, and acknowledged and agreed to by the Debtors.  The Intercreditor Agreement shall be construed to be part of the First Lien Loan Documents, the Second Lien Notes Documents, and the Third Lien Notes Documents.

79.                               “Intercreditor Settlement” means the settlement evidenced by the Plan Support Agreement pursuant to which the Debtors, the Consenting First Lien Lenders, the Consenting Second Lien Noteholders, and the Consenting Cross-Over Noteholders agreed, in full and final resolution of all disputes and claims among the Debtors, the First Lien Secured Parties, the Second Lien Secured Parties, and the Third Lien Secured Parties, that: (a) the Plan shall implement the Unencumbered Value Settlement; (b) the Prepetition Secured Parties will waive recovery on account of their respective Diminution in Value Claims and the Deficiency Claims; and (c) the Plan shall implement the Second/Third Lien Plan Settlement.  For the avoidance of doubt, the Intercreditor Settlement does not implicate, compromise, or eliminate the rights and protections afforded under the Intercreditor Agreement to the parties thereto.

80.                               “Interests” means the common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

81.                               “Interim Compensation Order” means that certain order entered by the Bankruptcy Court establishing procedures for the compensation of Professionals.

82.                               “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1—4001.

83.                               “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

84.                               “Lien Trade Claim” means a Claim against the Debtors arising from the provision to the Debtors of goods or services, which Claims may be Secured by valid and enforceable Liens or security interests, whether pursuant to an agreement with the Debtors or applicable law.

85.                               “Lien Trade Creditor” means a Holder of a Lien Trade Claim.

86.                               “Litigation Waivers” means the Second Lien Litigation Waiver and the Third Lien Litigation Waiver.

87.                               “Management Compensation Term Sheet” means the term sheet attached hereto as Exhibit B regarding the Management Incentive Plan and certain other management compensation issues.

88.                               “Management Incentive Plan” means that certain post-Effective Date management incentive plan, which shall be consistent with the Management Compensation Term Sheet and under which 10 percent (10%) of the

New Common Stock (on a fully-diluted/fully-distributed basis) will be reserved for grants made from time to time to the officers and other management of the Reorganized Debtors, and the other terms of which shall be acceptable to the Debtors and the Requisite Second Lien Noteholders.

89.                               “New Board” means the initial board of directors, members, or managers, as applicable, of the Reorganized Parent.  If the Plan Settlement is approved, the New Board shall be appointed by parties to the Plan Support Agreement who hold, in the aggregate, at least fifty and one-tenth percent (50.1%) in principal amount outstanding of the Second Lien Notes Claims held by all parties to the Plan Support Agreement.

90.                               “New Common Stock” means the common equity of Reorganized Parent, which may comprise or be converted to limited liability company interests in the event Reorganized Parent is converted to a limited liability company, authorized and issued pursuant to the Plan.

91.                               “New Credit Agreement” means that certain credit agreement, to be dated as of the Effective Date, pursuant to which the First Lien Lenders will agree to provide the New Credit Facility on the terms and conditions set forth in the New Credit Facility Term Sheet, and which shall otherwise be in form and substance reasonably acceptable to the Debtors and the Requisite Second Lien Noteholders and acceptable in all respects to the Requisite First Lien Lenders.  The New Credit Agreement will be included in the Plan Supplement.

92.                               “New Credit Facility” means the first lien credit facility to be entered into by the Reorganized Debtors on the Effective Date pursuant to the New Credit Agreement, consisting of the New Credit Facility Revolving Loans and the New Credit Facility Term Loans.  On the Effective Date, the New Credit Facility shall consist of an aggregate commitment of $170.0 million and shall be deemed fully drawn, subject to the funding of the $40 million restricted account, which following the Effective Date, may be applied to reduce the outstanding amounts under the New Credit Facility Revolving Loans, but which shall not be available for future borrowing until after Reorganized Debtors’ receipt of a borrowing base redetermination notice on or about April 1, 2018.  The lenders under the New Credit Facility shall not be entitled to give notice of a borrowing base redetermination to the Reorganized Debtors until April 1, 2018.  The New Credit Facility shall otherwise be in form and substance (i) reasonably acceptable to the Debtors and the Requisite Second Lien Noteholders and (ii) acceptable in all respects to the Requisite First Lien Lenders.

93.                               “New Credit Facility Documents” means, in connection with the New Credit Facility, the New Credit Agreement and other loan documents related to or evidencing the loans and obligations thereunder, each in form and substance reasonably acceptable to the Debtors and the Requisite Second Lien Noteholders and acceptable in all respects to the Requisite First Lien Lenders.

94.                               “New Credit Facility Revolving Loans” means the first lien revolving credit facility, which shall be deemed to be extended to the Reorganized Debtors by the First Lien Accepting Lenders as of the Effective Date pursuant to the New Credit Agreement.  The New Credit Facility Revolving Loans shall consist of an aggregate commitment of $170.0 million less the amount of New Credit Facility Term Loans and shall be subject to a borrowing base equal to $170.0 million less the amount of New Credit Facility Term Loans.  The New Credit Facility Revolving Loans shall be deemed fully drawn on the Effective Date, subject to the funding of the $40 million restricted account, which following the Effective Date, may be applied to reduce the outstanding amounts under the New Credit Facility Revolving Loans, but which shall not be available for future borrowing under the New Credit Facility Revolving Loans until after Reorganized Debtors’ receipt of a borrowing base redetermination notice under the New Credit Facility on or about April 1, 2018.

95.                               “New Credit Facility Term Loans” means the first lien term loan credit facility, which shall be deemed to be extended to the Reorganized Debtors by the First Lien Rejecting Lenders (if any) as of the Effective Date pursuant to the New Credit Agreement, and which shall be subordinate in right of payment to the New Credit Facility Revolving Loans, except as expressly set forth within the New Credit Facility Term Sheet with respect to sales of assets and mandatory payments.  The New Credit Facility Term Loans shall be in an aggregate principal amount equal to amount of Allowed First Lien Claims held by the First Lien Rejecting Lenders divided by the total amount of Allowed First Lien Claims, with the quotient thereof multiplied by $170.0 million.

96.                               “New Credit Facility Term Sheet” means the term sheet attached to the Plan Support Agreement and also attached hereto as Exhibit A.

97.                               “New Organizational Documents” means the forms of the certificates or articles of incorporation, bylaws, or such other applicable formation documents of each of the Reorganized Debtors, which forms shall be included in the Plan Supplement.

98.                               “New Warrants” means 3.5-year, out of the money, standard warrants for fifteen percent (15%) of the New Common Stock struck at a strike price of $600 million, the form of which shall be included in the Plan Supplement.

99.                               “Notice and Claims Agent” means Kurtzman Carson Consultants, LLC which was retained as the Debtors’ claims, noticing, and solicitation agent pursuant to the Order Authorizing Retention and Appointment of Kurtzman Carson Consultants, LLC as Claims, Noticing and Solicitation Agent [Docket No. 76].

100.                        “Ordinary Course Professionals” shall mean the various attorneys, accountants, auditors, and other professionals the Debtors employ in the ordinary course of their business and retained by the Debtors pursuant to the Ordinary Course Professionals Order.

101.                        “Ordinary Course Professionals Order” shall mean that certain order entered by the Bankruptcy Court establishing the procedures for retaining the Ordinary Course Professionals.

102.                        “Other Priority Claim” means any allowed Claim against any Debtor entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than:  (a) an Administrative Claim; or (b) a Priority Tax Claim, to the extent such Claim has not already been paid during the Chapter 11 Cases.

103.                        “Other Secured Claim” means any Secured Claim against any Debtor that is not (a) a First Lien Claim, (b) a Second Lien Notes Claim, (c) a Third Lien Notes Claim, or (d) Lien Trade Claim.

104.                        “Parent” means Midstates Petroleum Company, Inc.

105.                        “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

106.                        “Petition Date” means April 30, 2016, the date on which the Debtors commenced the Chapter 11 Cases.

107.                        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan, in each case, as applicable, subject to the Definitive Document Plan Support Agreement Requirements (as amended, supplemented, or modified from time to time), to be Filed by the Debtors no later than 7 days before the Voting Deadline, and additional documents or amendments to previously Filed documents, Filed before the Confirmation Date as amendments to the Plan Supplement, including the following, as applicable:  (a) the New Organizational Documents; (b) the New Credit Agreement; (c) the Schedule of Assumed Executory Contracts and Unexpired Leases; (d) a list of retained Causes of Action; (e) a document listing the members of the New Board; (f) the Registration Rights Agreement; and (g) the form of the New Warrants.  The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement (other than the Definitive Documents) through the Effective Date with the reasonable consent of the Requisite Creditors.

108.                        “Plan Support Agreement” means the Plan Support Agreement, dated as of April 30, 2016, as amended, supplemented, or otherwise modified from time to time in accordance with its terms, a copy of which is attached as Exhibit B to the Disclosure Statement.

109.                        “Prepetition Collateral” means the Debtors’ assets as of the Petition Date that are encumbered by valid, perfected, and enforceable liens pursuant to the First Lien Loan Documents, the Second Lien Notes Documents, and the Third Lien Notes Documents.

110.                        “Prepetition Debt Documents” means (a) the First Lien Loan Documents, (b) the Second Lien Notes Documents, (c) the Third Lien Notes Documents, and (d) the Unsecured Notes Documents.

111.                        “Prepetition Secured Parties” means (a) the First Lien Secured Parties, (b) the Second Lien Secured Parties, and (c) the Third Lien Secured Parties.

112.                        “Priority Claims” means Priority Tax Claims and Other Priority Claims.

113.                        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

114.                        “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that respective Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed interests under the Plan.

115.                        “Professional” means an Entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

116.                        “Professional Fee Claim” means a Claim by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code.

117.                        “Professional Fee Escrow Account” means an interest-bearing escrow account in an amount equal to the Professional Fee Reserve Amount funded and maintained by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid fees and expenses of Retained Professionals in the Chapter 11 Cases.

118.                        “Professional Fee Reserve Amount” means the aggregate Accrued Professional Compensation through the Effective Date as estimated by the Retained Professionals in accordance with Article II.C.3 hereof.

119.                        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

120.                        “Registration Rights Agreement” means the agreement among the Registration Rights Beneficiaries and the Reorganized Parent, which shall provide the Registration Rights Beneficiaries with certain demand registration rights (including with respect to underwritten offerings) and with piggyback registration rights.  The Registration Rights Agreement shall be in form and substance reasonably acceptable to the Debtors, the Requisite Second Lien Noteholders, and the Requisite Cross-Over Noteholders and shall be included in the Plan Supplement.

121.                        “Registration Rights Beneficiaries” means any party that (i) receives 10% or more of the New Common Stock under the Plan or (ii) otherwise reasonably determines on the advice of counsel (which advice may be from internal or external counsel and may be oral or written) that it is an “affiliate” (as such term is defined in the Securities Act) of the Reorganized Debtors or holds “restricted” or “control” (as such terms are defined in the Securities Act) New Common Stock (including any New Common Stock issued upon exercise of the New Warrants).

122.                        “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

123.                        “Released Parties” means, collectively, in each case, solely in its capacity as such, (a) the Debtors and the Debtors’ current and former officers and directors; (b) the First Lien Secured Parties; (c) the First Lien Administrative Agent, Syndication Agent, Co-Documentation Agents, Joint Bookrunners, and Lead Arranger of the First Lien Credit Facility; (d) the Second Lien Secured Parties; (e) the Third Lien Secured Parties; (f) the Consenting First Lien Lenders; (g) Consenting Second Lien Noteholders, (h) the Consenting Cross-Over Noteholders, (i) to the extent permitted by the Bankruptcy Court in the Confirmation Order, each Holder of a Claim or Interest entitled to vote on the Plan that votes to accept the Plan, and (j) with respect to each of the Entities named in (a) through (i) above, such Entity’s directors, officers, current and former shareholders (regardless of whether such interests are held directly or indirectly), partners, managers, trustees, assigns, principals, members, employees, agents, affiliates, advisory board members, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants, consultants and other professionals or representatives; provided, however, that any Holder of a Claim that, in its Ballot, “opts” out of the release provided in the Plan shall not be considered to be included in the definition of “Released Parties.”

124.                        “Releasing Parties” means, collectively, in each case, solely in its capacity as such, (a) the Debtors and the Debtors’ current and former officers and directors; (b) the First Lien Secured Parties; (c) the Second Lien Secured Parties; (d) the Third Lien Secured Parties; (e) each Holder of a Claim entitled to vote to accept or reject the Plan that (i) votes to accept the Plan or (ii) votes to reject the Plan but does not affirmatively elect to “opt out” of being a Releasing Party; (f) to the fullest extent permitted by law, each Holder of a Claims entitled to vote to accept or reject the Plan that does not vote to accept or reject the Plan, provided that such Holder does not affirmatively elect to “opt out” of being a Releasing Party; (g) each Holder of a Claim or Interest to the maximum extent permitted by law, (h) each Holder of a Claim that is Unimpaired and presumed to accept the Plan that does not timely object to the releases set forth in Article VIII.E herein; (i) each Holder of a Claim or Interest that is deemed to reject the Plan that does not timely object to the releases set forth in Article VIII.E herein; and (j) with respect to each of the Entities named in (a) through (i) above, such Entity’s directors, officers, current and former shareholders (regardless of whether such interests are held directly or indirectly), partners, managers, officers, principals, members, employees, agents, affiliates, advisory board members, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants, consultants, and other professionals or representatives.

125.                        “Reorganized Debtors” means the Debtors, or any successors thereto, by merger, consolidation, or otherwise, on or after the Effective Date, including any new entity formed pursuant to the Restructuring Transactions to directly or indirectly acquire the assets or equity of the Debtors.

126.                        “Reorganized Parent” means Parent, or any successors thereto, by merger, consolidation, or otherwise, on and after the Effective Date, including any new holding company formed pursuant to the Restructuring Transactions to indirectly acquire the assets or equity of the Reorganized Debtors.

127.                        “Requisite Cross-Over Noteholders” means, as of the relevant date, Consenting Cross-Over Noteholders that are members of the Consenting Cross-Over Ad Hoc Committee that collectively hold at least a majority of the aggregate outstanding principal amount of the Third Lien Notes Claims held by all of the Consenting Cross-Over Noteholders that are members of the Consenting Cross-Over Ad Hoc Committee as of such date.

128.                        “Requisite Creditors” means the Requisite First Lien Lenders, Requisite Second Lien Noteholders, and the Requisite Cross-Over Noteholders.

129.                        “Requisite First Lien Lenders” means, as of the relevant date, Consenting First Lien Lenders that collectively hold at least a majority of the aggregate outstanding principal amount of the First Lien Claims.

130.                        “Requisite Noteholders” means the Requisite Second Lien Noteholders and Requisite Cross-Over Noteholders.

131.                        “Requisite Second Lien Noteholders” means, as of the relevant date, Consenting Second Lien Noteholders that are members of the Consenting Second Lien Ad Hoc Committee that collectively hold at least a majority of the aggregate outstanding principal amount of the Second Lien Notes Claims held by all of the

Consenting Second Lien Noteholders that are members of the Consenting Second Lien Ad Hoc Committee as of such date.

132.                        “Restructuring Transactions” shall have the meaning set forth in Article IV.A.

133.                        “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

134.                        “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule, in form and substance reasonably acceptable to the Debtors and the Requisite Second Lien Noteholders (including any amendments or modifications thereto), if any, of certain Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as amended by the Debtors from time to time prior to the Confirmation Date.

135.                        “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified, or supplemented from time to time.

136.                        “Second Lien Indenture” means that certain Indenture, dated May 21, 2015, by and among the Debtors, as issuers, and the Second Lien Notes Trustee, as indenture trustee and collateral agent (as amended modified, or otherwise supplemented from time to time), providing for the issuance of the Second Lien Notes.

137.                        “Second Lien Litigation Waiver” means, subject to the terms of the Plan Support Agreement, the waiver by the Second Lien Secured Parties of any and all objections or challenges to, or arguments opposing confirmation of, the Plan, and any and all claims, causes of action or other challenges against any of the Third Lien Secured Parties regardless of whether the Intercreditor Settlement is approved by the Bankruptcy Court, in full and final resolution of all disputes and claims between the Second Lien Secured Parties and the Third Lien Secured Parties, including, without limitation, valuation issues and any rights of the Second Lien Noteholders as General Unsecured Creditors.

138.                        “Second Lien Notes” means the 10.0% second lien senior secured notes due 2020 issued under the Second Lien Indenture.

139.                        “Second Lien Notes Claims” means all Claims against the Debtors arising under the Second Lien Notes Documents, including Second Lien Notes Secured Claims and Second Lien Notes Deficiency Claims.

140.                        “Second Lien Notes Deficiency Claim” means the portion of the Second Lien Notes Claims constituting unsecured Claims under section 506(a) of the Bankruptcy Code, which, for the avoidance of doubt, shall constitute General Unsecured Claims in Class 7.  The Second Lien Notes Deficiency Claim shall be Allowed in an amount:  (a) stipulated by the Debtors, the Requisite Second Lien Noteholders, and the Second Lien Trustee and approved by the Bankruptcy Court, after notice and an opportunity for a hearing, which approval may be set forth in the Plan or Confirmation Order; or (b) otherwise determined by the Bankruptcy Court, including in connection with Confirmation, after notice and an opportunity for a hearing.

141.                        “Second Lien Notes Documents” means the Second Lien Indenture and the other Note Documents (as defined in the Second Lien Indenture), and any other document related to or evidencing the obligations thereunder.

142.                        “Second Lien Notes Secured Claims” means Claims against the Debtors arising under the Second Lien Notes Documents that constitute Secured Claims under section 506(a) of the Bankruptcy Code.

143.                        “Second Lien Notes Trustee” means Wilmington Trust, National Association, together with its successors and assigns, acting in its capacities as indenture trustee and as collateral agent under the Second Lien Indenture and all of the other Second Lien Notes Documents.

144.                        “Second Lien Noteholders” means, collectively, the beneficial holders of the Second Lien Notes.

145.                        “Second Lien Secured Parties” means the Second Lien Noteholders and the Second Lien Notes Trustee.

146.                        “Second/Third Lien Plan Settlement” means the settlement among the Consenting Second Lien Noteholders and the Consenting Cross-Over Noteholders that is embodied in the Plan Support Agreement and implemented through the Plan, pursuant to which the Second Lien Secured Parties and Third Lien Secured Parties grant their respective Litigation Waivers in consideration of the Second Lien Secured Parties agreement that the Third Lien Noteholders shall receive under the Plan their Pro Rata share of two and one-half percent (2.5%) of the New Common Stock and the New Warrants.

147.                        “Section 510(b) Claims” means any Claims arising from (a) rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, (b) purchase or sale of such a security or (c) reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

148.                        “Section 1125(e) Parties” means, collectively, each of the following in their respective capacities as such (a) the First Lien Secured Parties, (b) the Second Lien Secured Parties, (c) the Third Lien Secured Parties, (d) the First Lien Consenting Lenders, (e) the Consenting Second Lien Noteholders, (f) the Consenting Cross-Over Noteholders, and (g) with respect to each of the Entities named in (a) through (f) above, such Entity’s directors, officers, current and former shareholders (regardless of whether such interests are held directly or indirectly), partners, managers, trustees, assigns, principals, members, employees, agents, affiliates, advisory board members, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants, consultants and other professionals or representatives.

149.                        “Secured” means when referring to a Claim, a Claim:  (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

150.                        “Secured Notes Deficiency Claims” means the Second Lien Notes Deficiency Claims and the Third Lien Notes Deficiency Claims.

151.                        “Secured Tax Claims” means any Secured Claim against any Debtor that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

152.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, as amended, or any similar federal, state or local law.

153.                        “Securities Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. §§ 78a—78nn, as amended.

154.                        “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

155.                        “Settlement Termination Event” means the occurrence of either (a) any written or oral judgment by the Bankruptcy Court denying approval of the Intercreditor Settlement or any material component thereof or (b) the election by the Requisite Second Lien Noteholders pursuant to Section 6(b)(iv) of the Plan Support Agreement to terminate the Second/Third Lien Plan Settlement.

156.                        “Suspended Funds” means amounts that are payable by the Debtors to the owners of royalty interests, working interests, and similar interest burdens in the Debtors’ oil and gas properties or oil and gas properties operated by the Debtors, but are otherwise unpayable to such owners for a variety of reasons, including incorrect contact information, unmarketable title, and ongoing disputes over ownership of the underlying interests.

157.                        “Third Lien Indenture” means that certain Indenture, dated May 21, 2015, by and among the Debtors, as issuers, and Wilmington Trust, National Association, as initial indenture trustee and as initial collateral agent thereunder (as amended modified, or otherwise supplemented from time to time), providing for the issuance of the Third Lien Notes, under which UMB Bank, National Association is now acting as successor indenture trustee and as successor collateral agent.

158.                        “Third Lien Litigation Waiver” means, subject to the terms of the Plan Support Agreement, the waiver by the Third Lien Secured Parties of any and all objections or challenges to, or arguments opposing confirmation of, the Plan, and any and all claims, causes of action or other challenges against any of the Second Lien Secured Parties regardless of whether the Intercreditor Settlement is approved by the Bankruptcy Court, in full and final resolution of all disputes and claims between the Third Lien Secured Parties and the Second Lien Secured Parties, including, without limitation, valuation issues and any rights of the Third Lien Noteholders as General Unsecured Creditors.

159.                        “Third Lien Notes” means the 12.0% third lien senior secured notes due 2020 issued under the Third Lien Indenture.

160.                        “Third Lien Notes Claims” means all Claims against the Debtors arising under the Third Lien Notes Documents, including Third Lien Notes Secured Claims and Third Lien Notes Deficiency Claims.

161.                        “Third Lien Notes Deficiency Claims” means the portion of the Third Lien Notes Claims constituting unsecured Claims under section 506(a) of the Bankruptcy Code, which, for the avoidance of doubt, shall constitute General Unsecured Claims in Class 7.  The Third Lien Notes Deficiency Claims shall be Allowed in an amount:  (a) stipulated by the Debtors and the Requisite Cross-Over Noteholders and approved by the Bankruptcy Court, after notice and an opportunity for a hearing, which approval may be set forth in the Plan or Confirmation Order; or (b) otherwise determined by the Bankruptcy Court, including in connection with Confirmation, after notice and an opportunity for a hearing.

162.                        “Third Lien Notes Documents” means the Third Lien Indenture and the other Note Documents (as defined in the Third Lien Indenture), and any other document related to or evidencing the obligations thereunder.

163.                        “Third Lien Notes Secured Claims” means Claims against the Debtors arising under the Third Lien Notes Documents that constitute Secured Claims under section 506(a) of the Bankruptcy Code.

164.                        “Third Lien Notes Trustee” means UMB Bank, National Association, in its capacities as successor indenture trustee and as successor collateral agent under the Third Lien Indenture and all of the other Third Lien Notes Documents.  For purposes of Article VIII of the Plan, the term “Third Lien Notes Trustee” shall also be deemed to include and mean Wilmington Trust, National Association, as initial indenture trustee and as initial collateral agent under the Third Lien Indenture and all of the other Third Lien Notes Documents.

165.                        “Third Lien Noteholders” means, collectively, the beneficial holders of the Third Lien Notes.

166.                        “Third Lien Secured Parties” means the Third Lien Noteholders and Third Lien Notes Trustee.

167.                        “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

168.                        “Unencumbered Assets” means any of the Debtors’ assets that are unencumbered by valid, perfected, and enforceable Liens pursuant to the First Lien Loan Documents, the Second Lien Loan Documents, or the Third Lien Loan Documents as of the Petition Date.

169.                        “Unencumbered Assets Equity Distribution” means a percentage of New Common Stock of a value equal to the value of the Debtors’ Unencumbered Assets as determined by the Court that shall be up to seven and one tenth percent (7.1%) of the New Common Stock but no less than one and two-tenths percent (1.2%) of the New Common Stock, such percentage subject to dilution under the Management Incentive Plan, any other compensation arrangements under the Management Compensation Term Sheet, and New Common Stock issuable upon exercise of the New Warrants; provided that, as required under the Cash Collateral Order, for purposes of Article III.B., the Unencumbered Assets Equity Distribution shall be reduced by the amount of fees and expenses incurred by the Committee that are not permitted to be paid from Cash Collateral (as defined in the Cash Collateral Order) pursuant to paragraph 19 of the Cash Collateral Order, to the extent Allowed by the Bankruptcy Court and paid by the Debtors.

170.                        “Unencumbered Value Settlement” means the settlement embodied in the Plan Support Agreement by and among the Debtors, the Consenting First Lien Lenders, the Consenting Second Lien Noteholders, and the Consenting Cross-Over Noteholders, pursuant to which the parties thereto agreed to the valuation allocation between the Prepetition Collateral and the Unencumbered Assets, as the result of which the New Common Stock shall be allocated ninety two and nine tenths percent (92.9%) on account of the Prepetition Collateral, and seven and one tenth percent (7.1%) on account of the Unencumbered Assets.

171.                        “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

172.                        “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in cash.

173.                        “Unsecured 2020 Senior Noteholders” means the beneficial holders of the Unsecured 2020 Senior Notes.

174.                        “Unsecured 2020 Senior Notes” means the 10.75% senior notes due 2020, issued pursuant to the Unsecured 2020 Senior Notes Indenture.

175.                        “Unsecured 2020 Senior Notes Claims” means all Claims against the Debtors arising under the Unsecured 2020 Senior Notes Indenture.

176.                        “Unsecured 2020 Senior Notes Indenture” means that certain Indenture, dated as of October 1, 2012, among the Debtors, as issuers, and Wells Fargo Bank, N.A., as indenture trustee (as amended, restated, supplemented, or otherwise modified from time to time), providing for the issuance of the Unsecured 2020 Senior Notes.

177.                        “Unsecured 2020 Senior Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as indenture trustee under the Unsecured 2020 Senior Notes Indenture.

178.                        “Unsecured 2021 Senior Noteholders” means the beneficial Holders of the Unsecured 2021 Senior Notes.

179.                        “Unsecured 2021 Senior Notes” means the 9.25% senior notes due 2021, issued pursuant to the Unsecured 2021 Senior Notes Indenture.

180.                        “Unsecured 2021 Senior Notes Claims” means all Claims against the Debtors arising under the Unsecured 2021 Senior Notes Indenture.

181.                        “Unsecured 2021 Senior Notes Indenture” means that certain Indenture, dated as of May 31, 2013, among the Debtors, as issuers, and Wells Fargo Bank, N.A., as indenture trustee (as amended, restated supplemented or otherwise modified from time to time), providing for the issuance of the Unsecured 2021 Senior Notes.

182.                        “Unsecured 2021 Senior Notes Trustee” means Wells Fargo Bank, N.A., in its capacity as indenture trustee under the Unsecured 2021 Senior Notes Indenture.

183.                        “Unsecured Noteholders” means the beneficial Holders of the Unsecured Notes.

184.                        “Unsecured Notes” mean the Unsecured 2020 Senior Notes and the Unsecured 2021 Senior Notes.

185.                        “Unsecured Notes Claims” means all Claims against the Debtors arising under the Unsecured 2020 Senior Notes Indenture and the Unsecured 2021 Senior Notes Indenture.

186.                        “Unsecured Notes Documents” means the Unsecured 2020 Senior Notes Indenture and the Unsecured 2021 Senior Notes Indenture, and any other documentation evidencing the obligations due under the Unsecured Notes.

187.                        “Unsecured Notes Trustees” means the Unsecured 2020 Senior Notes Trustee and the Unsecured 2021 Senior Notes Trustee.

188.                        “Voting Deadline” means August 10, 2016 at 4:00 p.m., prevailing Central Time.

B.                                    Rules of Interpretation

For purposes herein:  (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) except as otherwise provided, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the terms of the Plan; (4) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan or hereto; (5) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (6) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (7) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (8) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (9) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (10) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases.

C.                                    Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.                                    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate or limited liability company governance matters relating to the Debtors or the Reorganized

Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor or Reorganized Debtor.

E.                                     Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.                                      Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.                                    Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order).  In the event of an inconsistency between the Confirmation Order and the Plan or the Plan Supplement, the Confirmation Order shall control.

ARTICLE II.
ADMINISTRATIVE CLAIMS AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.                                    Administrative Claims

Except with respect to Administrative Claims that are Professional Fee Claims and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the unpaid portion of its Allowed Administrative Claim on the latest of:  (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.  Notwithstanding any provision of the Plan to the contrary, no Governmental Unit shall be required to file a request for the payment of an expense described in 11 U.S.C. § 503(b)(1)(B) or (C) as a condition of it being allowed as an administrative expense.

B.                                    Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than Claims derived from or based upon the First Lien Loan Documents, the Second Lien Notes Documents, and the Third Lien Notes Documents, Cure Costs, or Professional Fee Claims) that accrued on or before the Effective Date that were not accrued in the ordinary course of business must be filed with the Bankruptcy Court and served on the Debtors no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are, based on the preceding sentence, required to, but do not, file and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.

The Reorganized Debtors, in their sole and absolute discretion, may settle Administrative Claims in the ordinary course of business without further Bankruptcy Court approval.  The Debtors may also choose to object to any Administrative Claim no later than 60 days from the Administrative Claims Bar Date, subject to extensions by the Bankruptcy Court, agreement in writing of the parties, or on motion of a party in interest approved by the Bankruptcy Court.  Unless the Debtors or the Reorganized Debtors (or other party with standing) object to a timely-filed and properly served Administrative Claim, such Administrative Claim will be deemed allowed in the amount requested.  In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the parties may confer to try to reach a settlement and, failing that, the Bankruptcy Court will determine whether such Administrative Claim should be allowed and, if so, in what amount.

C.                                    Professional Compensation

1.                                      Final Fee Applications.

All final requests for Professional Fee Claims shall be filed no later than 30 days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

2.                                      Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall fund the Professional Fee Escrow Account with Cash equal to the aggregate Professional Fee Reserve Amount for all Retained Professionals.  The Professional Fee Escrow Account shall be maintained in trust for the Retained Professionals.  Such funds in the Professional Fee Escrow Account shall not constitute property of the Reorganized Debtors.  The remaining amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account, without interest or other earnings therefrom, when such Claims are Allowed by a Bankruptcy Court order.  When all Allowed Professional Fee Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall promptly be turned over to the Reorganized Debtors.

3.                                      Professional Fee Reserve Amount.

To receive payment for unbilled fees and expenses incurred through the Effective Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Effective Date and shall deliver such estimate to the Debtors on or before the Effective Date.  If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional.  The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount.

4.                                      Post-Confirmation Date Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, each Debtor and Reorganized Debtor (as applicable) shall pay in Cash the reasonable legal fees and expenses incurred by such Debtor or Reorganized Debtor (as applicable) after the Confirmation Date in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court.  The Debtors and Reorganized Debtors (as applicable) shall pay, within ten Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors (as applicable), such reasonable claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors and Reorganized Debtors (as applicable).  If the Debtors or Reorganized Debtors (as applicable), dispute the reasonableness of any such invoice, the Debtors or Reorganized Debtors (as applicable) or the affected professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.  The undisputed portion of such reasonable fees and expenses shall be paid as provided herein.  Upon the Confirmation Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Debtor or Reorganized Debtor (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

5.                                      Substantial Contribution Compensation and Expenses.

Except as otherwise specifically provided in the Plan, any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtors or Reorganized Debtors, as applicable, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules on or before the Administrative Claims Bar Date.

D.                                    Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.  In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.  The Allowed Priority Tax Claim of the IRS will be paid in full in cash on the later of (a) the Effective Date, or (b) the date on which such Priority Tax Claim becomes Allowed.

E.                                     Statutory Fees

All fees due and payable pursuant to section 1930 of Title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                    Summary of Classification

Claims and Interests, except for Administrative Claims, Professional Fee Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Except as provided below, the Plan constitutes a separate chapter 11 plan of reorganization for each Debtor and the classifications set forth in Classes 1 through 11 shall be deemed to apply to each Debtor, except for Class 11, which only applies to Parent.  If substantive consolidation is ordered, each Class with respect to the Debtors shall vote as set forth in Article III of the Plan.  If substantive consolidation is not ordered, each Class of Claims against or Interests in the Debtors shall be deemed to constitute separate sub-Classes of Claims against and Interests in each of the Debtors, as applicable, and each such sub-Class shall vote as a single separate Class for each of the Debtors, as applicable, and the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each of the Debtors.

1.                                      Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Lien Trade Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	First Lien Claims	Impaired	Entitled to Vote
5	Second Lien Notes Claims	Impaired	Entitled to Vote
6	Third Lien Notes Claims	Impaired	Entitled to Vote
7	Unsecured Notes Claims / General Unsecured Claims	Impaired	Entitled to Vote
8	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
9	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
10	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)
11	Interests in Parent	Impaired	Not Entitled to Vote (Deemed to Reject)

B.                                    Treatment of Claims and Interests

1.                                      Class 1 — Other Priority Claims

a.                                      Classification:  Class 1 consists of Allowed Other Priority Claims.

b.                                      Treatment:  Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive payment in full, in cash, of the unpaid portion of its Allowed Other Priority Claim on the Effective Date or as soon thereafter as reasonably practicable (or, if payment is not then due, shall be paid in accordance with its terms) or pursuant to such other terms as may be agreed to by the Holder of an Allowed Other Priority Claim and the Debtors.

c.                                       Voting:  Class 1 is Unimpaired under the Plan.  Each Holder of an Allowed Other Priority Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, each Holder of an Allowed Other Priority Claim will not be entitled to vote to accept or reject the Plan.

2.                                      Class 2 — Other Secured Claims

a.                                      Classification:  Class 2 consists of Allowed Other Secured Claims.

b.                                      Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive either (i) payment in full in cash of the unpaid portion of its

Allowed Other Secured Claim, including any interest thereon required to be paid under section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, in accordance with the terms of such Allowed Other Secured Claim), (ii) reinstatement pursuant to section 1124 of the Bankruptcy Code, (iii) the collateral securing such Allowed Other Secured Claim, plus any interest thereon required to be paid under section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as is reasonably practicable or (iv) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

c.                                       Voting:  Class 2 is Unimpaired under the Plan.  Each Holder of an Allowed Other Secured Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, each Holder of an Allowed Other Secured Claim will not be entitled to vote to accept or reject the Plan.

3.                                      Class 3 — Lien Trade Claims

a.                                      Classification:  Class 3 consists of Allowed Lien Trade Claims.

b.                                      Treatment:  Except to the extent that a Holder of an Allowed Lien Trade Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Lien Trade Claim, each such Holder shall receive payment in full in cash of the unpaid portion of its Allowed Lien Trade Claim, including any interest thereon required to be paid under section 506(b) of the Bankruptcy Code, on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, in accordance with the terms of such Allowed Lien Trade Claim).

c.                                       Voting:  Class 3 is Unimpaired under the Plan.  Each Holder of an Allowed Lien Trade Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, each Holder of an Allowed Lien Trade Claim will not be entitled to vote to accept or reject the Plan.

4.                                      Class 4 - First Lien Claims

a.                                      Classification:  Class 4 consists of all First Lien Claims.

b.                                      Allowance:  The First Lien Claims shall be Allowed in the aggregate amount equal to $252,024,575.00, plus accrued and unpaid interest, fees, costs, and expenses, including any and all reasonable and documented expenses and other obligations payable pursuant to the First Lien Loan Documents.

Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed First Lien Claim, each Holder of an Allowed First Lien Claim shall receive its Pro Rata share of (a) approximately $82 million in Cash or otherwise the amount necessary to reduce the outstanding obligations to the First Lien Lenders (including outstanding obligations with respect to existing letters of credit) to $170 million and (b)(i) if such Holder is a First Lien Accepting Lender, the New Credit Facility Revolving Loans, or (ii) if such Holder is a First Lien Rejecting Lender, the New Credit Facility Term Loans, in all events consistent with the terms of the New Credit Facility Term Sheet; provided that, in the event of a Settlement Termination Event, each Holder of an Allowed First Lien Claim shall receive, in addition to the foregoing distributions, its Pro Rata share of the Unencumbered Assets Equity Distribution equal in value to 100 percent of the amount of the Diminution in Value Claims held by such Holder, up to the full amount of the Unencumbered Assets Equity Distribution.  For the avoidance of doubt, in the event the Intercreditor Settlement is approved, then the

Holders of Allowed First Lien Claims will be deemed to waive their respective rights to any distribution on account of any Diminution in Value Claims.

c.                                       Voting:  Class 4 is Impaired under the Plan.  Each Holder of an Allowed First Lien Claim will be will be entitled to vote to accept or reject the Plan.

5.                                      Class 5 - Second Lien Notes Claims

a.                                      Classification:  Class 5 consists of all Second Lien Notes Claims.

b.                                      Allowance:  The Second Lien Notes Claims shall be Allowed in the aggregate principal amount equal to $625,000,000.00, plus accrued and unpaid interest, fees, costs, and expenses, including any and all reasonable and documented expenses, other obligations, and make-whole amounts (if any) payable pursuant to the Second Lien Notes Documents.

c.                                       Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive, on account of its Allowed Second Lien Notes Secured Claim, its Pro Rata share of (a) ninety seven and five tenths percent (97.5%) of  the New Common Stock less the Unencumbered Assets Equity Distribution (subject to dilution by the Management Incentive Plan, any other compensation arrangements under the Management Compensation Term Sheet, and New Common Stock issuable upon the exercise of the New Warrants) and (b) the Excess Cash; provided, however, that in the event of a Settlement Termination Event, each Holder of an Allowed Second Lien Notes Claim shall instead receive, on account of its Allowed Second Lien Notes Secured Claim, its Pro Rata share of (x) one hundred percent (100%) of the New Common Stock less the Unencumbered Assets Equity Distribution (subject to dilution by the Management Incentive Plan and any other compensation arrangements under the Management Compensation Term Sheet), (y) the Excess Cash, and (z) the portion of the Unencumbered Assets Equity Distribution equal in value to 100 percent of the amount of the Diminution in Value Claims held by such Holder, up to the full amount of the Unencumbered Assets Equity Distribution remaining after any distribution thereof to Holders of Allowed First Lien Claims.

d.                                      Voting:  Class 5 is Impaired under the Plan.  Each Holder of an Allowed Second Lien Notes Claim will be entitled to vote to accept or reject the Plan.

6.                                      Class 6 - Third Lien Notes Claims

a.                                      Classification:  Class 6 consists of all Third Lien Notes Claims.

b.                                      Allowance:  The Third Lien Notes Claims shall be Allowed in the aggregate principal amount equal to $529,653,388.00, plus accrued and unpaid interest, fees, costs, and expenses, including any and all reasonable and documented expenses, other obligations, and make-whole amounts (if any) payable pursuant to the Third Lien Notes Documents.

c.                                       Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a Holder of an Allowed Third Lien Notes Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Third Lien Notes Claim, each Holder of an Allowed Third Lien Notes Claim shall receive its Pro Rata share of (i) two and one-half percent (2.5%) of the New Common Stock (subject to dilution under the Management Incentive Plan, any other compensation arrangements under the Management Compensation Term

Sheet, and New Common Stock issuable upon exercise of the New Warrants) and (ii) the New Warrants; provided, however, that in the event of a Settlement Termination Event, each Holder of Allowed Third Lien Notes Claims shall instead receive its Pro Rata share, on account of its Allowed Third Lien Notes Deficiency Claim, of the Unencumbered Assets Equity Distribution, which (i) will be distributed first to the Prepetition Secured Parties on account of their respective Diminution in Value Claims and (ii) thereafter shared Pro Rata among all Holders of Unsecured Notes Claims and General Unsecured Claims, including the Deficiency Claims.

d.                                      Voting:  Class 6 is Impaired under the Plan.  Each Holder of an Allowed Third Lien Notes Claim will be entitled to vote to accept or reject the Plan.

7.                                      Class 7 - Unsecured Notes/General Unsecured Claims

a.                                      Classification:  Class 7 consists of all Allowed Unsecured Notes Claims and all Allowed General Unsecured Claims.

b.                                      Allowance of Unsecured Notes Claims:  The Unsecured 2020 Senior Notes Claims shall be Allowed in the aggregate principal amount of $293,626,000.00, plus accrued and unpaid interest, fees, costs, and expenses, including any and all reasonable and documented expenses and other obligations payable pursuant to the Unsecured 2020 Senior Notes Indenture, and the Unsecured 2021 Senior Notes Claims shall be Allowed in the aggregate principal amount equal to $347,651,000.00, plus accrued and unpaid interest, fees, costs, and expenses, including any and all reasonable and documented expenses and other obligations payable pursuant to the Unsecured 2021 Senior Notes Indenture.

c.                                       Treatment:  On the Effective Date, or as soon thereafter as reasonably practicable, except to the extent that a Holder of an Allowed Unsecured Notes Claim or an Allowed General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Unsecured Notes Claim or Allowed General Unsecured Claim, each Holder of an Allowed Unsecured Notes Claim or an Allowed General Unsecured Claim shall receive its Pro Rata share of the Unencumbered Assets Equity Distribution (which shall be subject to dilution under the Management Incentive Plan, any other compensation arrangements under the Management Compensation Term Sheet, and New Common Stock issuable upon exercise of the New Warrants), provided that the Prepetition Secured Parties shall be deemed to have waived any right to any distribution from the Unencumbered Assets Equity Distribution on account of the Diminution in Value Claims and the Deficiency Claims; provided, further, however, that in the event of (a) a Settlement Termination Event, or (b) any Challenge, the Unencumbered Assets Equity Distribution will be (i) distributed first to the Prepetition Secured Parties on account of their respective Diminution in Value Claims and (ii) thereafter shared Pro Rata among all Holders of Unsecured Notes Claims and General Unsecured Claims, including the Deficiency Claims.

d.                                      Voting:  Class 7 is Impaired under the Plan.  Each Holder of an Allowed Unsecured Notes Claim or an Allowed General Unsecured Claim will be entitled to vote to accept or reject the Plan.

8.                                      Class 8 - Section 510(b) Claims

a.                                      Classification:  Class 8 consists of all Section 510(b) Claims.

b.                                      Treatment:  On the Effective Date, each Section 510(b) Claim shall be cancelled without any distribution and such Holders of Section 510(b) Claims will receive no recovery.

c.                                       Voting:  Class 8 is Impaired under the Plan.  Each Holder of a 510(b) Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of a 510(b) Claim will not be entitled to vote to accept or reject the Plan.

9.                                      Class 9 - Intercompany Claims

a.                                      Classification:  Class 9 consists of all Intercompany Claims.

b.                                      Treatment:  Intercompany Claims may be Reinstated as of the Effective Date or, at the Debtors’ or the Reorganized Debtors’ option, with the consent of the Requisite Second Lien Noteholders, be cancelled, and no distribution shall be made on account of such Claims.

c.                                       Voting:  Class 9 Intercompany Claims are either Unimpaired, and Holders of Intercompany Claims conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and Holders of Intercompany Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of an Intercompany Claim will not be entitled to vote to accept or reject the Plan.

10.                               Class 10 - Intercompany Interests

a.                                      Classification:  Class 10 consists of all Intercompany Interests.

b.                                      Treatment:  Intercompany Interests will be Reinstated as of the Effective Date.

c.                                       Voting:  Class 10 Intercompany Interests are Unimpaired, and the Holder of the Intercompany Interests conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holder of the Intercompany Interests will not be entitled to vote to accept or reject the Plan.

11.                               Class 11 - Interests in Parent

a.                                      Classification:  Class 11 consists of all Interests in the Parent.

b.                                      Treatment:  On the Effective Date, existing Interests in Parent shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution to holders of Interests in Parent on account of such Interests.

c.                                       Voting:  Class 11 is Impaired under the Plan.  Each holder of an Interest in Parent will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of an Interest in the Parent will not be entitled to vote to accept or reject the Plan.

C.                                    Special Provision Governing Unimpaired Claims

Nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

D.                                    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

The Debtors reserve the right to seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

E.                                     Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.                                      Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

G.                                    Presumed Acceptance and Rejection of the Plan

To the extent Class 9 Intercompany Claims are cancelled, each Holder of a Claim in Class 9 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.  To the extent Class 9 Intercompany Claims are Reinstated, each Holder of a Claim in Class 9 is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.

H.                                   Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise, including, without limitation, the Intercreditor Agreement.  Pursuant to section 510 of the Bankruptcy Code, the Debtors or Reorganized Debtors reserve the right to re-classify any Allowed Claim (other than any First Lien Claim, Second Lien Claim, or Third Lien Claim) or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    The Intercreditor Settlement

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates and implements the Intercreditor Settlement, a compromise and settlement of numerous issues and disputes between and among the Debtors and the Prepetition Secured Parties designed to achieve a reasonable and effective resolution of the Chapter 11 Cases.  Except as otherwise expressly set forth herein, the Intercreditor Settlement constitutes a settlement of potential litigation of all issues and Claims against the Debtors and certain Prepetition Secured Parties including the treatment of Claims held by the Prepetition Secured Parties under the Plan, the valuation of the Debtors’ assets, the allocation of asset values, the determination as to which assets are encumbered and unencumbered, the validity and perfection of Liens, and certain other claims and causes of action.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of

Action, and controversies resolved pursuant to the Plan, including those resolved by the Intercreditor Settlement.  Distributions made to Holders of Allowed Claims are intended to be indefeasible.

Pursuant to the Intercreditor Settlement, (a) the Debtors, the Consenting First Lien Lenders, the Consenting Second Lien Noteholders, and the Consenting Cross-Over Noteholders agreed to the Unencumbered Value Settlement, (b) the Consenting Second Lien Noteholders and Consenting Cross-Over Noteholders agreed to the Second/Third Lien Plan Settlement, and (c) the Prepetition Secured Parties agreed to waive any right to recover on account of their respective Diminution in Value Claims and the Deficiency Claims (as applicable) for the benefit of  General Unsecured Creditors and Unsecured Noteholders.

Nothing herein shall terminate or otherwise abrogate the rights of the parties under and to the Intercreditor Agreement, which rights remain valid and enforceable, subject to payments allowed pursuant to the New Credit Facility Term Sheet and the Intercreditor Settlement.

In addition, in the event of a Settlement Termination Event, the Prepetition Secured Parties shall not be deemed to have waived their respective rights to recover on account of their respective Diminution in Value Claims or Deficiency Claims (as applicable), meaning that the Unencumbered Asset Equity Distribution will be (1) distributed first to the Prepetition Secured Parties on account of any Diminution in Value Claims and (2) thereafter shared Pro Rata among all Holders of Unsecured Notes Claims and General Unsecured Claims, including the Deficiency Claims.

Furthermore, in the event of a Settlement Termination Event, the distributions provided for under the Plan will exclude the Second/Third Lien Plan Settlement; provided, however, that the Litigation Waivers under the Second/Third Lien Plan Settlement shall remain effective as long as the Plan Support Agreement is in full force and effect unless the Requisite Second Lien Noteholders elect to terminate the Second/Third Lien Plan Settlement pursuant to Section 6(b)(iv) of the Plan Support Agreement.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, although in the event of a Challenge the Secured Notes Deficiency Claims shall be taken into account for purposes of calculating distributions to the holders of Unsecured Notes Claims and General Unsecured Claims (other than Deficiency Claims) pursuant to Article III.B.7, the assertion of such Secured Notes Deficiency Claims shall not result in any increased distribution to Holders of Third Lien Notes Claims and such distributions shall continue to be solely as set forth in the Second/Third Lien Plan Settlement with any distribution on account of Deficiency Claims that otherwise would be owed to Holders of Third Lien Notes Claims going instead to Holders of Second Lien Notes Claims.

B.                                    Restructuring Transactions

On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors may take all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan Support Agreement and the Plan (the “Restructuring Transactions”), including:  (1) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Interest, asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (4) the execution and delivery of the New Credit Facility Documents; and (5) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

C.                                    Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan, with: (1) Cash on hand, including cash from operations, (2) the New Credit Facility, (3) the New Common Stock, and (4) the New Warrants, as applicable.  From and after the Effective Date, the Reorganized Debtors, subject to applicable limitations set forth in any post-Effective Date agreement (including, without limitation, the New Credit Facility Documents), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the New Board deems appropriate.

D.                                    The New Credit Facility and Approval of the New Credit Facility

Confirmation of the Plan shall be deemed to constitute approval of the New Credit Facility and the New Credit Facility Documents (including all transactions contemplated thereby, such as any supplementation or additional syndication of the New Credit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) and, subject to the occurrence of the Effective Date, authorization for the Reorganized Debtors to enter into and perform their obligations under the New Credit Facility Documents and such other documents as may be reasonably required or appropriate, in each case, in accordance with the New  Credit Facility Documents.  For the avoidance of doubt, from and after the Effective Date, the First Lien Accepting Lenders will hold New Credit Facility Revolving Loans and the First Lien Rejecting Lenders will hold New Credit Facility Term Loans, in each case subject to the terms of the New Credit Facility Documents.

On the Effective Date, the New Credit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms.  The financial accommodations to be extended pursuant to the New Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Credit Facility Documents (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Credit Facility Documentation, (b) shall be deemed automatically attached and perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Credit Facility Documents, and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.  The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish, attach, and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.  To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, the Reorganized Debtors or any administrative agent under the New Credit Facility Documents that are necessary to cancel and/or extinguish such Liens and/or security interests.

E.                                     The New Common Stock and New Warrants

1.                                      New Common Stock

On the Effective Date, the Reorganized Debtors shall issue or reserve for issuance all of the New Common Stock in accordance with the terms herein, subject to dilution on the terms described herein.  The issuance of the New Common Stock by the Reorganized Debtors for distribution pursuant to the Plan is authorized without the need for further corporate action and all of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  The New Common Stock issued to Holders of Claims on or about the Effective Date pursuant to the Plan shall be subject to dilution by the New Common Stock to be issued under the Management Incentive Plan, any other compensation arrangements provided under the Management Compensation Term Sheet, and New Common Stock issuable upon exercise of the New Warrants.

On the Effective Date, the Reorganized Debtors, the Second Lien Noteholders, and the Third Lien Noteholders, in their capacity as Holders of the New Common Stock, shall enter into the Stockholders Agreement in substantially the form included in the Plan Supplement.  The Stockholders Agreement shall be deemed to be valid, binding, and enforceable in accordance with its terms, and each holder of New Common Stock shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Debtors.

2.                                      New Warrants

In the event the New Warrants are to be issued under the Plan to the Holders of Allowed Third Lien Notes Claims, on the Effective Date, the Reorganized Debtors shall issue the New Warrants. The issuance of the New Warrants by the Reorganized Debtors for distribution pursuant to the Plan is authorized without the need for further corporate action and all of the New Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

F.                                      Exemption from Registration Requirements

All shares of New Common Stock and the New Warrants (if any) issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon either (a) section 1145 of the Bankruptcy Code or (b) section 4(2) of the Securities Act or Regulation D promulgated thereunder.

1.                                      New Common Stock and New Warrants Issued Pursuant to Section 4(2) of the Securities Act

All shares of New Common Stock and New Warrants (if any) issued pursuant to the exemption from registration set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder will be considered “restricted securities” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.  Resales of such restricted securities would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.  Holders of restricted securities would, however, be permitted to resell New Common Stock and New Warrants (if any) without registration if they are able to comply with the applicable provisions of Rule 144 or Rule 144A under the Securities Act, or if such securities are registered with the Securities and Exchange Commission.

2.                                      New Common Stock and New Warrants Issued Pursuant to Section 1145 of the Bankruptcy Code

New Common Stock and New Warrants (if any), as applicable, issued to Holders of Second Lien Notes Claims, Third Lien Notes Claims, Unsecured Notes Claims, and General Unsecured Claims pursuant to Article III.B shall be issued in reliance on section 1145 of the Bankruptcy Code.

The New Common Stock and New Warrants (if any) (as well as New Common Stock issuable upon the exercise of the New Warrants) issued pursuant to section 1145 of the Bankruptcy Code (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of Bankruptcy Code.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock or New Warrants (if any) through the facilities of the DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock or New Warrants (if any) under applicable securities laws.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, the DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock or New Warrants (if any) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  The DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the

New Common Stock or New Warrants (if any) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

3.                                      Registration Rights Agreement

On the Effective Date, the Registration Rights Beneficiaries and Reorganized Parent shall enter into the Registration Rights Agreement.  The Registration Rights Agreement shall provide the Registration Rights Beneficiaries with certain demand registration rights (including with respect to underwritten offerings) and with piggyback registration rights.  The Registration Rights Agreement shall also provide that on or before the date that is ninety (90) days after the Effective Date, the Reorganized Parent shall file, and shall thereafter use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, a registration statement on Form S-1 (or other appropriate form) for the offer and resale of the New Common Stock held by the Registration Rights Beneficiaries.  The Registration Rights Agreement shall contain customary terms and conditions, including, without limitation, provisions with respect to blackout periods.

G.                                    Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise (including in connection with any conversion of the Reorganized Parent to a limited liability company), and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

H.                                   Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan Support Agreement or the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, all property in each Estate, including all Causes of Action, and any property acquired by any of the Debtors, after the Petition Date shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

I.                                        Cancellation of Existing Securities

Except as otherwise provided in the Plan (including, without limitation, Section U of Article IV of the Plan) or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date:  (1) the First Lien Loan Documents, the Second Lien Notes Documents, the Third Lien Notes Documents, the Intercreditor Agreement, the Unsecured Notes Documents, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall immediately and automatically be terminated and cancelled and neither the Reorganized Debtors, nor the First Lien Administrative Agent, nor the Second Lien Notes Trustee, nor the Third Lien Notes Trustee, nor the Unsecured Notes Trustees, nor any other indenture trustee, agent, or servicer thereunder shall have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors

(except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, that notwithstanding anything to the contrary in the Plan or the occurrence of Confirmation or the Effective Date, the First Lien Loan Documents, the Second Lien Notes Documents, the Third Lien Notes Documents, the Unsecured Notes Documents, and any other indenture or agreement that governs the rights of the Holder of a Claim or Interest shall continue to remain in full force and effect solely:

(1)                                 for the purposes of allowing the First Lien Administrative Agent, the Second Lien Notes Trustee, the Third Lien Notes Trustee, the Unsecured Notes Trustees, and any other indenture trustee, agent, or servicer thereunder to make the distributions to be made on account of such Claims or Interests under the Plan and enabling Holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided herein; provided that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under this Plan; provided, further, that nothing in this section shall effectuate a cancellation of any New Common Stock or Intercompany Interests; and

(2)                                 with respect to any obligations thereunder governing the relationship between the Second Lien Noteholders and the Second Lien Notes Trustee,  the Third Lien Noteholders and the Third Lien Notes Trustee, and the Unsecured Noteholders and the Unsecured Notes Trustees (as applicable) (including, but not limited to, those provisions relating to the rights of the Second Lien Notes Trustee,  the Third Lien Notes Trustee, or the Unsecured Notes Trustees to charging liens on account of fees, expense reimbursement, indemnification, and similar amounts) or that may survive the termination or maturity of the Second Lien Indenture, Third Lien Indenture, and the Unsecured Notes Documents in accordance with the terms thereof.

On and after the Effective Date, all duties and responsibilities of the First Lien Administrative Agent under the First Lien Credit Documents, the Second Lien Notes Trustee under the Second Lien Notes Documents, the Third Lien Notes Trustee under the Third Lien Notes Documents, the Unsecured 2020 Senior Notes Trustee under the Unsecured 2020 Senior Notes Indenture, and the Unsecured 2021 Senior Notes Trustee under the Unsecured 2021 Senior Notes Indenture, as applicable, shall be discharged unless otherwise specifically set forth in or provided for under the Plan or the Plan Supplement.

J.                                        Surrender of Securities Instruments

On or before the Effective Date, or as soon as reasonably practicable thereafter, each holder of a Certificate shall surrender such Certificate to the Reorganized Debtors or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate shall be cancelled.  No distributions of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Reorganized Debtors or the respective indenture trustee, agent, or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Reorganized Debtors or the respective indenture trustee, agent, or servicer, as the case may be.  Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors or the respective indenture trustee, agent, or servicer, as the case may be, within six (6) months after the Effective Date, shall be deemed to have forfeited all rights, Claims, and Interests in respect of such Certificate and shall not participate in any distribution hereunder, and (1) all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to the Reorganized Debtors, and (2) all New Common Stock in respect of such forfeited distribution shall be cancelled notwithstanding any federal or state escheat laws to the contrary.

K.                                    Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable:  (1) the issuance of the New Common Stock; (2) the issuance of the New Warrants, if any; (3) selection of the directors and officers for Reorganized Parent and the other Reorganized Debtors; (4) execution and delivery of the New

Credit Facility Documents; (5) adoption of the Management Incentive Plan by the New Board of Reorganized Parent; (6) implementation of the Restructuring Transactions; and (7)  all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date).  Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of Reorganized Parent and the other Reorganized Debtors, including the New Credit Facility Documents and any and all other agreements, documents, securities, and instruments relating to the New Credit Facility, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by this Article IV.J shall be effective notwithstanding any requirements under non-bankruptcy law.

L.                                     New Organizational Documents

To the extent required under the Plan or applicable non-bankruptcy law, Reorganized Parent and the other Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretaries of State and/or other applicable authorities in their respective states of incorporation in accordance with the corporate laws of the respective states, provinces, or countries of incorporation.  Pursuant to section 1123(a)(6) of the Bankruptcy Code, the New Organizational Documents of the Reorganized Debtors will prohibit the issuance of non-voting equity securities.  After the Effective Date, Reorganized Parent and the other Reorganized Debtors, as applicable, may amend and restate their respective New Organizational Documents and other constituent documents as permitted by the laws of their respective states of incorporation and their respective New Organizational Documents.

M.                                 Directors and Officers of the Reorganized Debtors

As of the Effective Date, the term of the current members of the board of directors of the Parent shall expire, and the New Board, as well as the officers of each of the Reorganized Debtors, shall be appointed in accordance with the New Organizational Documents.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will, to the extent practicable, disclose in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the initial New Board, as well as those Persons that will serve as an officer of any of the Reorganized Debtors.  Successors will be elected in accordance with the New Organizational Documents of Reorganized Parent.  To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer will also be disclosed.  Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of Reorganized Parent and the Reorganized Debtors.

N.                                    Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the New Board thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan, including the New Common Stock, in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan.

O.                                    Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any issuance, transfer or exchange of a security (including, without limitation, the New Common Stock and the New Warrants, if any) or transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

P.                                      Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII hereof, and except as otherwise set forth in the Plan Support Agreement, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it.  The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan Support Agreement or the Plan or a Bankruptcy Court order, the Debtors or Reorganized Debtors, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or consummation of the Plan.

In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

Q.                                    Director and Officer Liability Insurance

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or prior to the Petition Date pursuant to section 365(a) of the Bankruptcy Code.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed.

After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including such tail coverage liability insurance) in effect and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date of the Plan shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan.

R.                                    Management Incentive Plan and Management Employment Agreements

The Management Incentive Plan is hereby approved in its entirety and shall be implemented on the Effective Date by the Reorganized Debtors without any further action by the New Board or the Bankruptcy Court.  Additionally, the Debtors’ existing management employment agreements shall be assumed and/or amended and assumed pursuant to section 365(a) of the Bankruptcy Code on the terms set forth in the Management Compensation Term Sheet and otherwise acceptable to management and the Requisite Second Lien Noteholders.

S.                                      Employee and Retiree Benefits

As set forth in the Schedule of Assumed Executory Contracts and Unexpired Leases included in the Plan Supplement, all employment, severance, retirement, indemnification, and other similar employee-related agreements or arrangements in place as of the Effective Date with the Debtors, including retirement income plans and welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, shall be assumed by the Reorganized Debtors and shall remain in place after the Effective Date, as may be amended by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Debtors, on the other hand, or, after the Effective Date, by agreement with the Reorganized Debtors, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans; provided that the foregoing shall not apply to any equity-based compensation, agreement, or arrangement existing as of the Effective Date.  Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

T.                                     Payment of Fees and Expenses of the First Lien Administrative Agent

Prior to the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors shall pay in Cash all reasonable and documented unpaid fees and expenses of the First Lien Administrative Agent and its advisors, including counsel, without application to or approval of the Bankruptcy Court. For the avoidance of doubt, nothing herein affects the First Lien Administrative Agent’s right to exercise any charging lien arising under and in accordance with the First Lien Loan Document to obtain payments of its fees and expenses and the fees and expense of its professionals.

U.                                    Payment of Fees and Expenses of the Second Lien Notes Trustee

Prior to the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors or the Reorganized Debtors, as the case may be, shall pay, without a reduction to the recoveries of the Holders of the Second Lien Notes, in Cash:

(1)                                 all reasonable and documented unpaid prepetition and postpetition fees, costs, and expenses of the Second Lien Notes Trustee and its advisors, including counsel, for which the Debtors are obligated to pay to or otherwise reimburse the Second Lien Notes Trustee under the Second Lien Indenture without application to or approval of the Bankruptcy Court of such fees and expenses; and

(2)                                 in the event that the Second Lien Notes Trustee provides any services in connection with the Confirmation and Consummation of the Plan (including any such services with respect to distributions to be made pursuant to the Plan), upon presentation of invoices in customary form providing reasonable supporting detail, reasonable compensation for such services and reimbursement of reasonable expenses (including attorneys’ and agents’ fees and expenses) incurred in connection with such services.

Notwithstanding anything in the Plan to the contrary, and for the avoidance of doubt, nothing in the Plan shall modify, reduce, cancel, terminate, discharge, impair, or otherwise affect in any way the right of the Second Lien Notes Trustee to exercise its charging lien or security interest arising under and in accordance with the Second Lien Indenture to obtain payments of its fees and expenses and the fees and expense of its professionals.

V.                                    Payment of Fees and Expenses of the Third Lien Notes Trustee

Prior to the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors shall pay in Cash all reasonable and documented unpaid fees and expenses of the Third Lien Notes Trustee and its advisors, including counsel, without application to or approval of the Bankruptcy Court.  For the avoidance of doubt, nothing herein affects the Third Lien Notes Trustee’s right to exercise any charging lien arising under and in accordance with the Third Lien Indenture to obtain payments of its fees and expenses and the fees and expenses of its professionals.

W.                                 Payment of Fees and Expenses of the Consenting Second Lien Noteholders and Consenting Cross-Over Noteholders

Prior to the Effective Date (and thereafter with respect to fees and expenses relating to post-Effective Date services), the Debtors shall pay in cash all reasonable and documented fees and expenses of the Consenting Second Lien Noteholders and Consenting Cross-Over Noteholders and each of their advisors, including counsel, without application to or approval of the Bankruptcy Court and in accordance with, and subject to, the terms of the Plan Support Agreement.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, as of the Effective Date, each Debtor shall be deemed to have rejected each Executory Contract and Unexpired Lease to which it is a party, unless such Executory Contract or Unexpired Lease:  (1) was previously assumed or rejected; (2) was previously expired or terminated pursuant to its own terms; (3) is the subject of a motion or notice to assume filed on or before the Confirmation Date; or (4) is designated specifically or by category as an Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases.  For the avoidance of doubt, any Executory Contract or Unexpired Lease which does not appear on the Schedule of Assumed Executory Contracts and Unexpired Leases, and which is not subject to one of the conditions for assumption of Executory Contracts and Unexpired Leases listed in this paragraph shall be deemed rejected.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date.

B.                                    Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory

Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.  Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III.B.7 of the Plan, as applicable.

C.                                    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under an Executory Contract or Unexpired Lease, as reflected on the Cure Notice, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitations described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree in writing.  In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption, which, for the avoidance of doubt, may occur after the date of Confirmation.

In connection with filing the Plan Supplement, the Debtors shall distribute, or cause to be distributed, Cure Notices of proposed assumption and proposed amounts of Cure Claims to the applicable third parties.  Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or related cure amount must be Filed, served and actually received by the Debtors at least seven (7) days before the Confirmation Hearing.  Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption or cure amount will be deemed to have assented to such assumption or cure amount.  Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is added to the Schedule of Assumed Executory Contracts and Unexpired Leases after such 14-day deadline, a Cure Notice of proposed assumption and proposed amounts of Cure Claims with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed.

In any case, if the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, will have the right to remove such Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases in which case such Executory Contract or Unexpired Lease will be deemed to have been rejected as of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease.  Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.                                    Indemnification Obligations

The Debtors and Reorganized Debtors shall assume the Indemnification Obligations for the current and former directors and the officers who served in such capacity, in their capacities as such, and such Indemnification Obligations shall not be modified, reduced, discharged, impaired, or otherwise affected in any way.  Notwithstanding the foregoing, nothing shall impair the ability of Reorganized Debtors to modify indemnification obligations (whether in the bylaws, certificates or incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) arising after the Effective Date; provided that none of the Reorganized Debtors shall amend and/or restate any New Organizational Documents after the Effective Date to terminate or adversely affect any of the Reorganized Debtors’ Indemnification Obligations

E.                                     Insurance Policies

Without limiting Article IV.Q, all of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan.  On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto.

F.                                      Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.                                    Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

H.                                   Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.                                        Contracts and Leases Entered into After the Effective Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been rejected as of the date of Confirmation will survive and remain unaffected by entry of the Confirmation Order.

J.                                        Federal Oil and Gas Leases

Notwithstanding anything in the Plan to the contrary, (1) the Debtors shall not abandon or otherwise reject any Federal Lease Interests, (2) any purported assumption and/or assignment of the Federal Lease Interests pursuant to the Plan shall be subject to the consent of the United States, and (3) the Reorganized Debtors shall assume all plugging and abandonment obligations in connection with the Federal Lease Interests assumed pursuant to the Plan and the United States’ consent.  Any amounts owed to the United States under any Federal Lease Interests shall be paid in full when due in the ordinary course and nothing in this Plan or any document implementing the Plan shall be interpreted to set cure amounts or require the United States to approve of and consent to the assumption and/or assignment of any of the Federal Lease Interests except pursuant to existing regulatory requirements and applicable law.  Notwithstanding anything in the Plan or any document implementing the Plan to the contrary, the United States shall retain the right to perform any audit and/or compliance review on the Federal Lease Interests, and if appropriate, collect from the Reorganized Debtors any additional monies owed by the Debtors on the Federal Lease Interests without those rights being adversely affected by these Chapter 11 Cases.  Such rights shall be preserved in full.  The Reorganized Debtors will retain all defenses, other than defenses arising as a consequence of these Chapter 11 Cases; provided, however, that any challenge based on a defense must be raised in the United States’ administrative review process.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim (or such Holder’s designee) shall receive the full amount of the distributions that the Plan provides for such Holder; provided that distributions to Holders of Allowed First Lien Claims and Allowed Second Lien Notes Claims shall occur on the Effective Date, and if the Intercreditor Settlement is approved in connection with Confirmation of the Plan, distributions to Holders of Allowed Third Lien Notes Claims shall occur on the Effective Date; provided, further, for the avoidance of doubt, any distributions of the Unencumbered Assets Equity Distribution will not occur until the completion of the claims reconciliation process or until the Bankruptcy Court enters an order approving interim distribution procedures.  In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan.  Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.                                    Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.                                      Delivery of Distributions

a.                                      Delivery of Distributions to First Lien Administrative Agent

Except as otherwise provided in the Plan, all distributions to Holders of First Lien Claims shall be governed by the First Lien Credit Agreement and shall be deemed completed when made to the First Lien Administrative Agent, which shall be deemed to be the Holder of all First Lien Claims for purposes of distributions to be made hereunder.  The First Lien Administrative Agent shall hold or direct such distributions for the benefit of the Holders of Allowed First Lien Claims, as applicable.  As soon as practicable in accordance with the requirements set forth in this Article VI, the First Lien Administrative Agent shall arrange to deliver such distributions to or on behalf of such Holders of Allowed First Lien Claims.

b.                                      Delivery of Distributions to Second Lien Notes Trustee

Except as otherwise provided in the Plan, all distributions to Holders of Second Lien Notes Claims shall be governed by the Second Lien Indenture and shall be deemed completed when made to the Second Lien Notes Trustee, which shall be deemed to be the sole Holder of all Second Lien Notes Claims for purposes of distributions to be made hereunder, and shall receive such distributions for the benefit of the beneficial owners of Second Lien Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Second Lien Notes Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Second Lien Notes Claims.  All reasonable and documented fees and expenses of the Second Lien Notes Trustee for services rendered by the Second Lien Notes Trustee in connection with the Confirmation and Consummation of the Plan, including, without limitation, with respect to distributions to be made to Holders of Second Lien Notes Claims hereunder, which remain unpaid as of the Effective Date (or accrue thereafter) shall be reasonably promptly paid by the Reorganized Debtors upon presentation to the Reorganized Debtors of invoices, in customary form and with reasonable supporting detail, for such services and reimbursement of such reasonable expenses.

c.                                       Delivery of Distributions to Third Lien Notes Trustee

Except as otherwise provided in the Plan, all distributions to Holders of Third Lien Notes Claims shall be governed by the Third Lien Indenture and shall be deemed completed when made to the Third Lien Notes Trustee, which shall be deemed to be the sole Holder of all Third Lien Notes Claims for purposes of distributions to be made hereunder, and shall receive such distributions for the benefit of the beneficial owners of Third Lien Notes Claims. As soon as practicable in accordance with the requirements set forth in this Article VI, the Third Lien Notes Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Third Lien Notes Claims.  All reasonable and documented fees and expenses of the Third Lien Notes Trustee arising in connection with the Confirmation and Consummation of the Plan, including, without limitation, with respect to distributions made to Holders of Third Lien Notes Claims hereunder, which remain unpaid as of the Effective Date (or accrue thereafter) shall be paid by the Reorganized Debtors in the ordinary course of business following the Effective Date.

d.                                      Delivery of Distributions to Unsecured 2020 Senior Notes Trustee

Except as otherwise provided in the Plan or reasonably requested by the Unsecured 2020 Senior Notes Trustee, all distributions to Holders of Unsecured 2020 Senior Notes Claims shall be deemed completed when made to the Unsecured 2020 Senior Notes Trustee, which shall be deemed to be the sole Holder of all Unsecured 2020 Senior Notes Claims for purposes of distributions to be made hereunder, and shall receive such distributions for the beneficial owners of Allowed Unsecured 2020 Senior Notes Claims.  As soon as practicable in accordance with the requirements set forth in this Article VI, the Unsecured 2020 Senior Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Unsecured 2020 Senior Notes Claims.

e.                                       Delivery of Distributions to the Unsecured 2021 Senior Notes Trustee

Except as otherwise provided in the Plan or reasonably requested by the Unsecured 2021 Senior Notes Trustee, all distributions to Holders of Unsecured 2021 Senior Notes Claims shall be deemed completed when made to the Unsecured 2021 Senior Notes Trustee, which shall be deemed to be the sole Holder of all Unsecured 2021 Senior Notes Claims for purposes of distributions to be made hereunder, and shall receive such distributions for the beneficial owners of Allowed Unsecured 2021 Senior Notes Claims.  As soon as practicable in accordance with the requirements set forth in this Article VI, the Unsecured 2021 Senior Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders of Allowed Unsecured 2021 Senior Notes Claims.

f.                                        Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims (other than Holders of First Lien Claims, Second Lien Notes Claims, Third Lien Notes Claims, and Unsecured Notes Claims) or Interests shall be made to Holders of record as of the Distribution Record Date by the Reorganized Debtors:  (1) to the signatory set forth on any of the Proofs of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have been notified in writing of a change of address); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Reorganized Debtors have not received a written notice of a change of address; or (4) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf.  Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The Debtors and the Reorganized Debtors shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

2.                                      Minimum Distributions

No fractional shares of New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows: (a) fractions of one-half or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half shall be rounded to the next lower whole number with no further payment therefore.  The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.

3.                                      Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of four months after the date that such distribution was made.  After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred; provided, however, that this Article VI.B.3 shall not apply to the Suspended Funds held by the Debtors, and such Suspended Funds shall remain subject to any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws.

C.                                    Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, Reorganized Parent and the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

D.                                    Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

E.                                     No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

F.                                      Setoffs and Recoupment

The Debtors or the Reorganized Debtors, as applicable, may, but shall not be required to, setoff against or recoup from any Claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claim it may have against the Holder of such Claim.

G.                                    Claims Paid or Payable by Third Parties

1.                                      Claims Paid by Insurance Providers

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be Disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor; provided that the Debtors shall provide 21 days’ notice to the Holder prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.  Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen-day grace period specified above until the amount is repaid.

2.                                      Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that the Debtors shall provide 21 days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court.

3.                                      Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Notwithstanding anything to the contrary contained (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.                                    Allowance of Claims

After the Effective Date, each of the Debtors or the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date.  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.                                    Claims and Interests Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, by order of the Bankruptcy Court, shall have the sole authority: (1) to File, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

C.                                    Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors may (but are not required to) at any time request that the Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on account of such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated.  All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.                                    Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.                                     Time to File Objections to Claims

Any objections to Claims shall be Filed on or before the Claims Objection Deadline.

F.                                      Disallowance of Claims

Any Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.  All Proofs of Claim Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Filed Claim has been deemed timely Filed by a Final Order.

G.                                    Amendments to Claims

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court and the Reorganized Debtors and any such new or amended Claim Filed shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court.  The provisions of this Article VII.G shall not apply to the IRS.

H.                                   No Distributions Pending Allowance

If an objection to a Claim or portion thereof is Filed as set forth in Article VII, no payment or distribution provided under the Plan shall be made on account of such Claim or portion thereof unless and until such Disputed Claim becomes an Allowed Claim.

I.                                        Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, less any previous distribution (if any) that was made on account of the undisputed portion of such Claim, without any interest, dividends, or accruals to be paid on account of such Claim unless required under applicable bankruptcy law or as otherwise provided in Article III.B.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.                                    Discharge of Claims and Termination of Interests; Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Interests and Claims of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against the Debtors, the Reorganized Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (1) a Proof of Claim or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest is Allowed; or (3) the Holder of such Claim or Interest has accepted the Plan.  Except as otherwise provided herein, any default by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.  For the avoidance of doubt, nothing in this Article VIII.A shall affect the rights of Holders of Claims and Interests to seek to enforce the Plan, including the distributions to which Holders of Allowed Claims and Interests are entitled under the Plan.

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan, including the Intercreditor Settlement, shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement, including the Intercreditor Settlement, is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.                                    Term of Injunctions or Stays

Unless otherwise provided herein or in a Final Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date set forth in the order providing for such injunction or stay.

C.                                    Release of Liens

Except as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates (except for those mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates granted under and in relation to the First Lien Credit Agreement) shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

D.                                    Releases by the Debtors

PURSUANT TO SECTION 1123(b) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE EFFORTS OF THE RELEASED PARTIES TO FACILITATE THE EXPEDITIOUS REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, PURSUANT TO THE CONFIRMATION ORDER AND ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTIES ARE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER DEEMED RELEASED, ACQUITTED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES FROM ANY AND ALL CLAIMS, DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, DEBTS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS OR THEIR ESTATES, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT, OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES OR THEIR AFFILIATES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE REORGANIZED DEBTORS, THE CHAPTER 11 CASES, THE DEBTORS’ RESTRUCTURING, THE PREPETITION DEBT DOCUMENTS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS

OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR IN THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPORT AGREEMENT, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE NEW CREDIT FACILITY DOCUMENTS AND ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE.

THE FOREGOING RELEASE (1) SHALL NOT APPLY TO ANY EXPRESS CONTRACTUAL OR FINANCIAL OBLIGATIONS OR ANY RIGHT OR OBLIGATIONS ARISING UNDER OR THAT IS PART OF THE PLAN OR ANY AGREEMENTS ENTERED INTO PURSUANT TO, IN CONNECTION WITH OR CONTEMPLATED BY THE PLAN (INCLUDING THE PLAN SUPPORT AGREEMENT) AND (2) SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.  FOR THE AVOIDANCE OF DOUBT, THE DEBTORS AND REORGANIZED DEBTORS WILL CONTINUE TO HONOR ALL POSTPETITION AND POST-EFFECTIVE DATE OBLIGATIONS UNDER THE NEW CREDIT FACILITY DOCUMENTS AND ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS.

E.                                     Releases by Holders of Claims and Interests

AS OF THE EFFECTIVE DATE, EACH OF THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) SHALL BE DEEMED TO HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASED, ACQUITTED AND DISCHARGED THE DEBTORS, THE REORGANIZED DEBTORS AND THE RELEASED PARTIES AND THEIR RESPECTIVE PROPERTY FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, DEBTS, CAUSES OF ACTION, REMEDIES, AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE OR ASSERTABLE ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM OR EQUITY INTEREST OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE REORGANIZED DEBTORS, THE DEBTORS’ RESTRUCTURING, THE CHAPTER 11 CASES, THE PREPETITION DEBT DOCUMENTS, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT, THE NEW CREDIT FACILITY DOCUMENTS AND ANY RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE CONFIRMATION DATE.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE DOES NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN (REGARDLESS OF WHETHER RIGHTS TO ENFORCE SUCH OBLIGATIONS IN COLLATERAL ARISE FROM INSTRUMENTS ESTABLISHING SUCH RIGHTS PRIOR TO THE EFFECTIVE DATE), INCLUDING THE RIGHT TO RECEIVE DISTRIBUTIONS FROM THE DEBTORS OR THE REORGANIZED DEBTORS ON ACCOUNT OF AN ALLOWED

CLAIM AGAINST THE DEBTORS PURSUANT TO THIS PLAN (WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL INCLUDE OBLIGATIONS UNDER OR IN CONNECTION WITH THE NEW CREDIT FACILITY DOCUMENTS AND ANY RELATED AGREEMENTS, INSTRUMENTS, OR OTHER DOCUMENTS AND THE PLAN SUPPORT AGREEMENT).  NOTWITHSTANDING THE FOREGOING, THE DEBTORS AND THE REORGANIZED DEBTORS WILL CONTINUE TO HONOR ALL POSTPETITION AND POST-EFFECTIVE DATE OBLIGATIONS UNDER ANY ASSUMED EXECUTORY CONTRACTS AND UNEXPIRED LEASES IN ACCORDANCE WITH THEIR TERMS REGARDLESS OF WHETHER SUCH OBLIGATIONS ARE LISTED AS A CURE AMOUNT, AND WHETHER SUCH OBLIGATIONS ACCRUED PRIOR TO OR AFTER THE EFFECTIVE DATE, AND NEITHER THE PAYMENT OF CURE NOR ENTRY OF THE CONFIRMATION ORDER SHALL BE DEEMED TO RELEASE THE DEBTORS OR THE REORGANIZED DEBTORS FROM SUCH OBLIGATIONS.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASE SET FORTH ABOVE (1) DOES NOT RELEASE THE PERSONAL LIABILITY OF ANY OF THE AFOREMENTIONED RELEASED PARTIES IN THIS ARTICLE VIII FOR ANY STATUTORY VIOLATION OF APPLICABLE TAX LAWS OR BAR ANY RIGHT OF ACTION ASSERTED BY A GOVERNMENTAL TAXING AUTHORITY AGAINST THE AFOREMENTIONED RELEASED PARTIES FOR ANY STATUTORY VIOLATION OF APPLICABLE TAX LAWS AND (2) SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

F.                                      Exculpation

UPON AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE DEBTORS AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, INVESTMENT BANKERS, FINANCIAL ADVISORS, RESTRUCTURING CONSULTANTS AND OTHER PROFESSIONAL ADVISORS AND AGENTS WILL BE DEEMED TO HAVE SOLICITED ACCEPTANCES OF THIS PLAN IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE , INCLUDING SECTION 1125(E) OF THE BANKRUPTCY CODE.

EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS EXPRESSLY SET FORTH IN AND PRESERVED BY THE PLAN, THE PLAN SUPPLEMENT, OR RELATED DOCUMENTS, THE EXCULPATED FIDUCIARIES AND, SOLELY TO THE EXTENT PROVIDED BY SECTION 1125(E) OF THE BANKRUPTCY CODE, THE SECTION 1125(E) PARTIES, SHALL NEITHER HAVE, NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING, OR EFFECTING THE PLAN (INCLUDING THE PLAN SUPPORT AGREEMENT) OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS; PROVIDED, THAT THE FOREGOING “EXCULPATION” SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT; PROVIDED, FURTHER THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL CONCERNING HIS, HER OR ITS DUTIES PURSUANT TO, OR IN CONNECTION WITH, THE PLAN OR ANY OTHER RELATED DOCUMENT, INSTRUMENT, OR AGREEMENT.

THE EXCULPATED PARTIES HAVE, AND UPON CONFIRMATION, SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, INCLUDING WITH REGARD TO THE DISTRIBUTIONS OF NEW COMMON STOCK AND NEW WARRANTS (IF ANY) PURSUANT TO THE PLAN AND, THEREFORE, ARE NOT AND SHALL NOT BE LIABLE AT ANY TIME FOR THE VIOLATIONS OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE

SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THE PLAN.

G.                                    Injunction

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL ENTITIES WHO HAVE HELD, HOLD, OR MAY HOLD CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT:  (A) ARE SUBJECT TO COMPROMISE AND SETTLEMENT PURSUANT TO THE TERMS OF THE PLAN; (B) HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.D HEREOF; (C) HAVE BEEN RELEASED PURSUANT TO ARTICLE VIII.E HEREOF, (D) ARE SUBJECT TO EXCULPATION PURSUANT TO ARTICLE VIII.F HEREOF (BUT ONLY TO THE EXTENT OF THE EXCULPATION PROVIDED IN ARTICLE VIII.F HEREIN), OR (E) ARE OTHERWISE DISCHARGED, SATISFIED, STAYED OR TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED AND PRECLUDED, FROM AND AFTER THE EFFECTIVE DATE, FROM COMMENCING OR CONTINUING IN ANY MANNER, ANY ACTION OR OTHER PROCEEDING, INCLUDING ON ACCOUNT OF ANY CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES THAT HAVE BEEN COMPROMISED OR SETTLED AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, OR ANY ENTITY SO RELEASED OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY ENTITY, DIRECTLY OR INDIRECTLY, SO RELEASED OR EXCULPATED) ON ACCOUNT OF, OR IN CONNECTION WITH OR WITH RESPECT TO, ANY DISCHARGED, RELEASED, SETTLED, COMPROMISED, OR EXCULPATED CLAIMS, INTERESTS, CAUSES OF ACTION, OR LIABILITIES.

H.                                   Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the U.S. Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

I.                                        Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.                                        Subordination Rights.

Any distributions under the Plan to Holders shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights.  Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

ARTICLE IX.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

A.                                    Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article IX.B hereof):

1.                                      The Bankruptcy Court shall have approved the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

2.                                      The Definitive Documents shall satisfy the Definitive Document Plan Support Agreement Requirements;

3.                                      The Confirmation Order shall have been entered, shall be in full force and effect, and shall not be subject to any stay;

4.                                      All documents and agreements necessary to implement the Plan, including, without limitation, the New Credit Facility Documents shall have been executed and tendered for delivery.  All conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms thereof (or will be satisfied and waived substantially concurrently with the occurrence of the Effective Date);

5.                                      All documents, certificates, and agreements necessary to implement this Plan shall have been executed and delivered to the required parties and, to the extent required, filed with the applicable Governmental Units in accordance with applicable laws, and all other requisite actions in connection with the foregoing shall have been performed.

6.                                      All governmental and material third party approvals and consents, including Bankruptcy Court approval, necessary in connection with the transactions contemplated by this Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions;

7.                                      The Professional Fee Escrow Account shall have been established and funded.

8.                                      The percentage of Unencumbered Assets Equity Distribution received by Holders of Unsecured Notes Claims and General Unsecured Claims (excluding Deficiency Claims) shall in no event exceed three and seven tenths percent (3.7%) of the New Common Stock (which shall be subject to dilution under the Management Incentive Plan, any other compensation arrangements under the Management Compensation Term Sheet, and New Common Stock issuable upon exercise of the New Warrants).

B.                                    Waiver of Conditions

The conditions to Confirmation of the Plan and to the Effective Date of the Plan set forth in this Article IX may be waived only by consent of the Debtors, the Requisite First Lien Lenders, and the Second Lien Noteholders without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan; provided, however, the condition in Article IX.A.6 may be waived with respect to a particular Definitive Document only to the extent that every party that maintains a consent right over the subject Definitive Document agrees to waive such condition with respect to the subject Definitive Document.

C.                                    Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

D.                                    Effect of Non-Occurrence of Conditions to the Effective Date

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Entity in any respect; provided that the Litigation Waivers shall remain in full force and effect so long as the Plan Support Agreement is in full force and effect.

ARTICLE X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                    Modification of Plan

Subject to the limitations contained in the Plan, the Debtors reserve the right, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Plan Support Agreement, and with the prior consent of the Requisite Creditors and the Second Lien Notes Trustee: (1) to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code and the Plan Support Agreement, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

B.                                    Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.                                    Revocation or Withdrawal of the Plan

Subject to the terms of the Plan Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtors revoke or withdraw the Plan, or if Confirmation and consummation of the Plan does not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall:  (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters, arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.                                      Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                                      resolve any matters related to:  (a) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.                                      ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

5.                                      adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                                      adjudicate, decide, or resolve any and all matters related to Causes of Action;

7.                                      adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.                                      enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.                                      enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.                               resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.                               issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

12.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.G.1 hereof;

14.                               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.                               determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

16.                               adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

17.                               consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18.                               determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.                               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20.                               hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

21.                               enforce all orders previously entered by the Bankruptcy Court;

22.                               hear any other matter not inconsistent with the Bankruptcy Code;

23.                               enter an order concluding or closing the Chapter 11 Cases; and

24.                               enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof, as well as the Litigation Waivers.

As of the Effective Date, notwithstanding anything in this Article XI to the contrary, the New Credit Facility Documents shall be governed by the respective jurisdictional provisions therein.  Notwithstanding anything in the Plan to the contrary, the IRS may pursue ordinary course collection remedies after the Effective Date.

ARTICLE XII.
MISCELLANEOUS PROVISIONS

A.                                    Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors or the Reorganized Debtors, as applicable, and any and all Holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.                                    Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code or as agreed to by the United States Trustee and

Reorganized Debtors, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or closed, whichever occurs first.

D.                                    Dissolution of the Committee

The Committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided, that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Professionals pursuant to sections 330 and 331 of the Bankruptcy Code.  The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by the members of or advisors to the Committee after the Effective Date.

E.                                     Reservation of Rights

The Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.                                      Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.                                    Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or Reorganized Debtors shall be served on:

the Debtors:

Midstates Petroleum Company

321 South Boston Avenue, Suite 1000

Tulsa, Oklahoma 74103

Attn.:                 Scott C. Weatherholt

Nelson M. Haight

with copies to:

Kirkland & Ellis LLP

Kirkland & Ellis International LLP

601 Lexington Avenue

New York, New York  10022

Attn.:                 Edward O. Sassower, P.C.

Joshua A. Sussberg, P.C.

Kirkland & Ellis LLP

Kirkland & Ellis International LLP

300 North LaSalle Drive

Chicago, Illinois  60654

Attn.:                 James H.M. Sprayregen

William A. Guerrieri

Jason Gott

After the Effective Date, the Debtors have authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

In accordance with Bankruptcy Rules 2002 and 3020(c), within ten (10) Business Days of the date of entry of the Confirmation Order, the Debtors shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within twenty days of the date of the Confirmation Order the Debtors shall publish the Notice of Confirmation once in The Wall Street Journal (national edition).  Mailing and publication of the Notice of Confirmation in the time and manner set forth in the this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

H.                                   Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.                                        Entire Agreement

Except as otherwise indicated, the Plan, the Confirmation Order, the Plan Supplement, and the New Credit Facility Documents supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.                                        Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, agent, representative, attorney, beneficiaries or guardian, if any, of each Entity.

K.                                    Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://www.kccllc.net/midstates or the Bankruptcy Court’s website at www.txs.uscourts.gov/bankruptcy.  To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

L.                                     Nonseverability of Plan Provisions upon Confirmation

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall be prohibited from  altering or  interpreting such term or provision to make it valid or enforceable, provided that at the request of the Debtors, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted provided that any such alteration or interpretation shall be reasonably acceptable to the Debtors and the Requisite Creditors and fully in compliance with the Plan Support Agreement.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

M.                                 Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

N.                                    Further Assurances

The Debtors, Reorganized Debtors, all Holders of Claims receiving distributions hereunder and all other parties-in-interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

O.                                    Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

[Remainder of page intentionally left blank.]

Respectfully submitted,

Date: August 24, 2016	Midstates Petroleum Company, Inc. and Midstates Petroleum Company, LLC

	By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Executive Vice President & Chief Financial Officer

Exhibit A

New Credit Facility Term Sheet

MIDSTATES PETROLEUM COMPANY

RESTRUCTURING OF DEBT FACILITIES

Summary of Terms and Conditions

This Term Sheet sets forth the summary of contemplated terms and conditions with respect to a new credit facility that the Agent (as defined below) would be willing to propose to the Lenders (as defined below) as an exit facility, under the Credit Agreement (as defined below) in connection with a restructuring of the obligations of the Obligors (as defined below).  We understand that the restructuring shall be consummated through cases to be filed under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas and, once fully negotiated and agreed upon by the necessary lenders, shall be reflected in the terms of a plan of reorganization (the “Plan of Reorganization”).  This Term Sheet is intended only to summarize terms of a proposed agreement and is not a comprehensive recitation of all terms and conditions.  This Term Sheet does not represent a commitment, obligation or understanding on the part of the Agent or any Lender to restructure or otherwise provide any financing on the terms outlined herein.  Further, this Term Sheet is not intended to suggest or reflect that the Lenders holding the necessary percentages of obligations under the Credit Agreement have consented or agreed to each of the terms set forth herein.  No such party shall be so obligated unless and until all internal credit approvals are sought and obtained, all definitive documentation is negotiated and executed and all conditions precedent are satisfied or waived.  The definitive documentation may contain terms which vary from the terms described herein.  Unless otherwise defined herein, capitalized terms used herein shall have the definition ascribed to such terms in the Credit Agreement (as defined below).

1.  Existing Obligations

Credit Facility

Credit Agreement:

Second Amended and Restated Credit Agreement dated as of June 8, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among Midstates Petroleum Company, Inc., as guarantor (the “Parent”), Midstates Petroleum Company LLC, as borrower (the “Borrower”; together with the Parent, the “Obligors”), the financial institutions party thereto (the “Lenders”) and SunTrust Bank, as Administrative Agent (in its capacity as administrative agent, the “Agent”), Lender and Issuing Bank.

Obligations:

The Borrower is indebted to the Lenders in an aggregate amount equal to the principal amount outstanding under the Credit Agreement in the amount of approximately $249,183,640.00, plus accrued but unpaid interest, fees, costs and expenses, and has reimbursement obligations in respect of letters of credit that are outstanding in the aggregate face amount of approximately $2,840,935.00 (the “Existing Letters of Credit”; collectively, the “First Lien Obligations”).

Second Lien Notes

Issuers:	The Obligors.

Second Lien Indenture:

Indenture dated May 21, 2015 (the “Second Lien Indenture”), among the Parent, the Borrower and Wilmington Trust, National Association, as trustee (in such capacity, “Wilmington Trust”). Holders of outstanding notes under the Second Lien Indenture are referred to as the “Second Lien Noteholders.”

Obligations:	The Obligors are indebted to the Second Lien Noteholders in an aggregate principal amount equal to approximately $625 million plus accrued but unpaid interest, fees, costs and expenses.

Third Lien Notes

Issuers:	The Obligors.

Third Lien Indenture:

Indenture dated May 21, 2015 (the “Third Lien Indenture”), among the Parent, the Borrower and Wilmington Trust, as trustee.  Holders of outstanding notes under the Third Lien Indenture are referred to as the “Third Lien Noteholders.”

Obligations:	The Obligors are indebted to the Third Lien Noteholders in an aggregate principal amount equal to approximately $529.7 million plus accrued but unpaid interest, fees, costs and expenses.

Unsecured Notes

Issuers:	The Obligors.

Indentures:

(i)  10.75% Senior Notes due 2020 issued pursuant to the Indenture dated as of October 1, 2012 (the “10.75% Notes”) and (ii) 9.25% Senior Notes due 2021 issued pursuant to the Indenture dated as of May 31, 2013 (the “9.25% Notes”), in each case, with Wells Fargo Bank, N.A., as trustee.

Obligations:

The Obligors are indebted to the holders of the 10.75% Notes and the 9.25% Notes (collectively, the “Unsecured Noteholders”) as follows: (i) approximately $293.6 million principal amount outstanding under the 10.75% Notes and (ii) approximately $347.7 million principal amount outstanding under the 9.25% Notes.

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2.  Restructure of First Lien Obligations

The First Lien Obligations, which shall be paid in full, shall be restructured in conjunction with a Plan of Reorganization that eliminates all debt for borrowed money junior to the First Lien Obligations (which junior obligations may be exchanged for equity as appropriate and negotiated by such parties) as follows:

Cash Payments

Generally:

On the effective date of the Plan of Reorganization (the “Plan Effective Date”), the Lenders shall receive a payment in cash of an amount not less than $82,024,575 (the “Plan Effective Date Payment”), which shall be allocated among the Lenders on a pro rata basis in accordance with their respective share of the outstanding principal amount of the Obligations.

Following the cash payment to the Lenders on the Plan Effective Date, the Obligors (as reorganized pursuant to the Plan of Reorganization, “Reorganized Midstates”) shall hold not less than $110,000,000 in “cash on hand” on the Plan Effective Date, of which $40,000,000 shall be allocated to fund the Cash Collateral Account (as defined below) on the Plan Effective Date. In the event that Reorganized Midstates shall have cash in excess of $70,000,000 (after deducting for the funding of the Cash Collateral Account and the payment of all claims and expenses due and payable on the Plan Effective Date) on the Plan Effective Date, the Lenders shall consent to the payment in cash on the Plan Effective Date of such excess cash and cash equivalents up to a total amount, not to exceed, of $60,000,000 to the Second Lien Noteholders.

New Credit Facility

Amount:	$170,000,000.

Facility:

Revolving Loans. On the Plan Effective Date, those Lenders that shall have voted to accept the Plan (the “Accepting Lenders” or “RBL Lenders”) shall be deemed to have extended a reserve based revolving credit facility (the “RBL Facility”; the loans made thereunder, the “Revolving Loans”) to Reorganized Midstates in a principal amount outstanding, and having a commitment amount, of (i) $170,000,000 less (ii) the aggregate principal amount of the Term Loan (as defined below) (the “Commitment”). The initial conforming borrowing base shall be equal to $170,000,000 (the “Initial Borrowing Base”).

Term Loans. On the Plan Effective Date, those Lenders that shall have voted to reject the Plan, if any (the “Rejecting Lenders” or “Term Lenders”) shall elect either to participate in the RBL Facility or the Term Loan. If any Rejecting Lender either fails to make an election, elects to participate in the Term Loan, or otherwise fails to return a ballot such that they will have not been deemed to vote in favor or have made an election to participate in the RBL Facility, such Rejecting Lender will be deemed to have extended a term loan (a “Term Loan”) to Reorganized Midstates in a principal amount equal to (i) such Rejecting Lender’s pro rata share of the First Lien Obligations, less (ii) such Rejecting Lender’s

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pro rata share of the Effective Date Cash Payment. Notwithstanding any other provisions herein, the Commitment and Initial Borrowing Base shall be lowered by the pro rata share of each such Rejecting Lender’s loans which become the Term Loan.(1)  The Obligations in respect of the Term Loan shall be subordinated to those in respect of the RBL Facility. Upon exercise of remedies or maturity, the Term Loan shall be a last-out loan, which shall be paid only following indefeasible payment in full of the Obligations in respect of the Revolver Loans.

For the avoidance of doubt, Reorganized Midstates shall not be permitted to convert Revolving Loans to Term Loans.

Fees. Reorganized Midstates will pay to the Agent, for the ratable benefit of each RBL Lender (excluding defaulting lenders), the following fees: (i) on the Plan Effective Date, a non-refundable upfront fee in an aggregate amount equal to 0.50% of the Commitment on the Plan Effective Date, and (ii) quarterly in arrears on the first day of each calendar quarter, a commitment fee calculated on the average daily amount of the Availability at a per annum rate equal to 0.50%.

Letter of Credit. In connection with the RBL Facility, SunTrust (in such capacity, the “Issuing Lender”) will make available to Reorganized Midstates a letter of credit sub-facility of up to $10,000,000 (the “Sub-Facility Capacity”) subject to customary notice requirements and Availability. Letters of credit issued under the RBL Facility (the “Letters of Credit”) will be used for general corporate purposes and shall expire not later than the earlier of (i) 12 months after its date of issuance or such longer period of time as may be agreed by the applicable Issuing Lender and (ii) the fifth business day prior to the Commitment Termination Date (as defined below); provided that any Letter of Credit may provide for automatic renewal thereof for additional periods of up to 12 months or such longer period of time as may be agreed by the Issuing Lender (which in no event shall extend beyond the date referred to in clause (ii) above, except to the extent cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the Issuing Lender).

The Existing Letters of Credit shall be “rolled over” and deemed Letters of Credit under the RBL Facility and shall count towards its Sub-Facility Capacity.(2)

Reorganized Midstates will pay a fee equal to the Applicable Margin (as defined below) then in effect for LIBOR borrowings, which fee will accrue on the aggregate face amount of outstanding Letters of Credit, payable in arrears at the end of each quarter and upon the termination of

(1) NTD: Each Rejecting Lender would have the option of being treated as an Accepting Lender by giving irrevocable notice of such decision to Reorganized Midstates and the Agent not less than three (3) business days before the Plan Effective Date.

(2) NTD: Note that no new Letters of Credit would be available after the Plan Effective Date absent repayment of loans or expiry or termination of Existing Letters of Credit.

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the RBL Facility, in each case for the actual number of days elapsed over a 360-day year. Such fees shall be distributed to the RBL Lenders pro rata in accordance with the amount of each such RBL Lender’s Commitment. In addition, Reorganized Midstates shall pay to the Issuing Lender, for its own account, (i) a fronting fee equal to a 0.125% of the aggregate face amount of outstanding Letters of Credit, payable in arrears at the end of each quarter and upon the termination of the RBL Facility, calculated based upon the actual number of days elapsed over a 360-day year and (ii) customary issuance and administration fees to be mutually agreed.

Administrative Agent:	SunTrust Bank (the “Agent”).

Maturity:

The RBL Facility shall terminate, and all amounts outstanding shall be due and payable, on the earlier of (i) the four-year anniversary of the Plan Effective Date or (ii) September 30, 2020 (such earlier date, the “Commitment Termination Date”).

The Term Loans shall mature, and all amounts outstanding shall be payable, on the Commitment Termination Date.

Guarantors:

All obligations of Reorganized Midstates (collectively, the “Obligations”) under (i) the RBL Facility, (ii) the Term Loans, (iii) interest rate protection, commodity trading or hedging, currency exchange or other hedging or swap arrangements entered into with any person that was then a Lender or any affiliate thereof (the “Hedging Arrangements”) and (iv) treasury management arrangements entered into with any person that was then a Lender or any affiliate thereof (“Treasury Arrangements”) will be unconditionally guaranteed jointly and severally on a pari passu senior secured basis (the “Guarantees”) by any direct or indirect subsidiary of Reorganized Midstates (the “Guarantors”; together with Reorganized Midstates, the “Credit Parties”).

RBL Availability:

So long as the Total Outstandings (as defined below) do not exceed the Revolving Loan Limit (as defined below): (i) Revolving Loans will be available at any time on same day notice in the case of ABR loans prior to the Commitment Termination Date, in minimum principal amounts of $500,000 and increments of $100,000 in excess thereof, (ii) Letters of Credit will be issued as described below and (iii) amounts repaid under the RBL Facility may be reborrowed.

“Total Outstandings” means, at any time, the aggregate principal amount of Revolving Loans then outstanding plus the aggregate stated amount of all issued Letters of Credit and, without duplication, all unreimbursed disbursements on any Letter of Credit as of such date (unless cash collateralized or backstopped pursuant to arrangements acceptable to the Issuing Lender).

“Revolving Loan Limit” means, at any time, the lesser of (i) the Commitment and (ii) the Borrowing Base. For purposes hereof,

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“Availability” shall mean an amount (if positive) equal to the Revolving Loan Limit less Total Outstandings, and “Liquidity” shall mean at any time an amount (if positive) equal to Availability plus unrestricted cash and cash equivalents at the Credit Parties at such time minus the amount of any Borrowing Base Deficiency (as defined below) at such time.

Borrowing Base:

Subject to the Borrowing Base Redetermination Holiday (as defined below), the borrowing base for the RBL Facility shall be based on the loan value of the proved oil and gas reserves included in a Reserve Report (as defined below) and other oil and gas properties of Reorganized Midstates located within the geographic boundaries of the United States or the outer continental shelf adjacent to the United States, determined in accordance with the Credit Agreement, subject to adjustments in accordance with the terms set forth below (the “Borrowing Base”).

The Borrowing Base shall be re-determined semi-annually on or about April 1 and October 1 of each year, based upon a reserve report prepared as of the immediately preceding December and June, respectively, and other related information, and delivered on or before March 1 and September 1, respectively (each such report, a “Reserve Report”) and other related information, if any, required by the Agent to be delivered. The Credit Parties shall produce to the Agent a Reserve Report prepared as of December 31st of each year by an independent reserve engineer, such as Cawley Gillespie & Associates, Netherland, Sewell & Associates, Inc., Ryder Scott Company Petroleum Consultants, L.P., DeGolyer and MacNaughton or another independent petroleum engineering firm reasonably acceptable to the Agent and Reorganized Midstates (any such firm, an “Approved Petroleum Engineer”). The Credit Parties shall produce to the Agent a Reserve Report prepared as of June 30th of each year, which Reserve Reports may be prepared internally by a petroleum engineer employed by Reorganized Midstates (or may, at the election of Reorganized Midstates, be prepared by an Approved Petroleum Engineer). The Borrowing Base shall be proposed by the Agent in good faith and approved by the Lenders under the RBL Facility consistent with the terms under the Credit Agreement. Each determination of the Borrowing Base shall be made by the Agent and the Lenders in good faith in accordance with its respective usual and customary oil and gas lending criteria as it exists at the particular time (as determined by each such Lender in its sole discretion) pursuant to procedures set forth in the Credit Agreement.

So long as there is no Event of Default under the Credit Agreement and the Curtailment Covenant (as defined below) has not been breached, the Initial Borrowing Base shall remain the same and the RBL Lenders shall not be entitled to give to Reorganized Midstates notice of a Borrowing Base redetermination for Fall 2016, Spring 2017 and/or Fall 2017 (such periods collectively, the “Borrowing Base Redetermination Holiday”). The Borrowing Base Redetermination Holiday shall extend up to the Spring 2018 Borrowing Base redetermination, on or about April 1, 2018.

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Unscheduled re-determinations of the Borrowing Base, may be made not more than once between any two scheduled re-determination dates (i) at the request of the Agent or Required RBL Lenders (to be defined in the RBL Loan Documents) and (ii) at the request of Reorganized Midstates; provided that no unscheduled re-determinations of the Borrowing Base may be made during the Borrowing Base Redetermination Holiday.

To the extent any redetermination represents an increase in the Borrowing Base in effect prior to such redetermination, such Borrowing Base will be the largest amount approved or deemed approved by each Lender under the RBL Facility and to the extent any redetermination represents a decrease in, or reaffirmation of, the Borrowing Base in effect prior to such redetermination, such Borrowing Base will be the largest amount approved or deemed approved by the Required RBL Lenders, provided that no Lender shall be required to increase its commitment amount under the RBL Facility in connection with an increase in the Borrowing Base.

In addition to the foregoing, the Borrowing Base will also be subject to adjustments between re-determinations, including during the Borrowing Base Redetermination Holiday in connection with:

(i) sales or other dispositions of, and casualty and condemnation events in respect of, Borrowing Base Properties (as defined below) and early monetization or early termination of any hedge or swap positions relied on by the Lenders in determining the Borrowing Base, in each case, in excess of three percent (3%) of the Borrowing Base in any period between scheduled redeterminations as a result of any one transaction or a series of transactions, and as set forth in the RBL Facility loan documents (the “RBL Loan Documents”); and

(ii) at Reorganized Midstates’ election, acquisitions of oil and gas properties as set forth in the RBL Loan Documents;

provided, that, for the avoidance of doubt, these adjustments shall be limited to the effects of the transactions described above and shall not include changes in the Reserve Reports vis-à-vis continuing properties or changes in the Lenders’ price decks.

Reorganized Midstates may on any redetermination date elect a reduced Borrowing Base.

A Borrowing Base reduction shall result in a concurrent reduction of the Commitments under the RBL Facility (it being understood that any reduction of Commitments under the RBL Facility shall only be tied to the pro rata reduction of the Borrowing Base attributable to the RBL Facility).

Interest:	Reorganized Midstates may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to: (i) the ABR plus the

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Applicable Margin (as defined below) or (ii) the LIBOR rate plus the Applicable Margin, with a LIBOR floor to be established at 1.00%. Reorganized Midstates may elect interest periods of 1, 2, 3 or 6 months (or, if available to all relevant Lenders, 12 months) for LIBOR borrowings.  Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

“Applicable Margin” means 4.50% with respect to Revolving Loans and 3.50% with respect to Term Loans.

At any time when there is an Event of Default, all outstanding amounts shall bear interest at 2.00% above the rate otherwise applicable thereto.

Collateral:	The Obligations shall be secured by the following (the “Collateral”):

(i) a first priority perfected security interest in, and mortgage lien on, not less than 95.0% of the proved oil and gas reserves and all other oil and gas properties of Reorganized Midstates and any other Credit Party (as of the Plan Effective Date), including as may be set forth in the Reserve Report delivered on or before the Plan Effective Date and each subsequent Reserve Report; provided, that the Borrower agrees to use commercially reasonable efforts to grant a first-priority perfected security interest in, and mortgage lien on, substantially all of the other oil and gas properties of Reorganization Midstates and any other Credit Party in connection with the delivery of each Reserve Report;

(ii) a first priority perfected security interest in, and lien on, substantially all other presently owned and after-acquired property of the Credit Parties, including, without limitation, cash and cash equivalents which shall be placed only in accounts subject to deposit account control agreements in form and substance acceptable to the Agent or accounts at the Agent, receivables, all intangibles, and all rights to payments; and

(iii) a first priority perfected pledge of all equity interests of any Credit Party (other than Parent), with any such certificated interests to be delivered to the Agent together with blank stock powers.

None of the Collateral or other assets of the Credit Parties shall be subject to other pledges, security interests or mortgages, subject to customary exceptions for financings of this kind.

Mandatory Prepayments:

At any time (other than as set forth in the last paragraph of this section) that the aggregate amount of the outstanding (i) Revolving Loans and Letters of Credit (including unreimbursed amounts drawn on any Letter of Credit that have not been cash collateralized or backstopped) plus (ii) Term Loans exceeds the Borrowing Base (a “Borrowing Base

8

Deficiency”), Reorganized Midstates shall, within ten (10) business days after written notice from the Agent to Reorganized Midstates of such Borrowing Base Deficiency, notify the Agent that it intends to take one or more of the following actions:

(i) within thirty (30) days after receipt of the Agent’s notice, provide additional Borrowing Base Properties to the extent necessary to eliminate such Borrowing Base Deficiency;

(ii) within thirty (30) days after receipt of the Agent’s notice, prepay the Revolving Loans and the Term Loans in a pro rata amount based on the then-outstanding principal amounts of the Revolving Loans and the Term Loans in an amount sufficient to eliminate such Borrowing Base Deficiency;

(iii) prepay the Revolving Loans and the Term Loans in a pro rata amount based on the then-outstanding principal amounts of the Revolving Loans and the Term Loans in an amount sufficient to eliminate such Borrowing Base Deficiency in six equal monthly installments with principal and interest beginning on the date that is thirty (30) days after Reorganized Midstates’ receipt of notice of such Borrowing Base Deficiency from the Agent ; or

(iv) take any combination of actions set forth in clauses (i) through (iii) above;

provided, in each case, that all amounts outstanding must be repaid by the Commitment Termination Date.

If the Borrowing Base is adjusted as the result of an asset sale, disposition, casualty or condemnation event or early monetization or termination of any hedge or swap position and a Borrowing Base Deficiency results from such adjustment, then no later than two (2) business days following the date Reorganized Midstates receives the net cash proceeds thereof, if any, Reorganized Midstates shall apply such proceeds to the repayment of Revolving Loans (and concurrent reduction of the Commitment (it being understood that any reduction of Commitments under the RBL Facility shall only be tied to the pro rata reduction of the Borrowing Base attributable to the RBL Facility)) and the Term Loans in a pro rata amount based on the then-outstanding principal amounts of the Revolving Loans and the Term Loans (with any Borrowing Base Deficiency that remains after applying such proceeds to be addressed as required herein for Mandatory Prepayments).  Additionally, any Borrowing Base Deficiency resulting from a voluntary termination of commitments shall be required to be eliminated within one (1) business day of the date of such termination.

Voluntary Prepayments:

Voluntary reductions of the unutilized portion of the RBL Facility commitments and voluntary prepayments of borrowings under the RBL Facility will be permitted at any time, in minimum principal amounts of $500,000 or increments of $100,000 in excess thereof, without premium

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or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

The documentation in respect of the Term Loan (the “Term Loan Documents”; together with the RBL Documents, the “Loan Documents”) shall provide that Reorganized Midstates shall not be permitted to prepay the Term Loan so long as the Commitment under the RBL Facility shall remain in effect.

Conditions to Borrowings:

The making of each extension of credit under the RBL Facility shall be conditioned upon (a) the accuracy of representations and warranties set forth in the RBL Loan Documents in all material respects (without duplication of any materiality standard), (b) delivery of a customary borrowing notice and (c) the absence of defaults or events of default at the time of, and after giving effect to the making of, such extension of credit.

Representations and Warranties:

The Loan Documents shall include usual and customary representations and warranties, including: existence and organizational status; power and authority; qualification; execution, delivery and enforceability; compliance with laws; with respect to the execution, delivery and performance, no violation of, or conflict with, law, charter documents or material agreements; litigation; margin regulations; material governmental approvals and other consents with respect to the execution, delivery and performance of the RBL Facility; Investment Company Act; PATRIOT Act; absence of undisclosed liabilities; accuracy of disclosure and financial statements; no material adverse effect; no defaults; insurance; taxes; ERISA; subsidiaries; creation and perfection of security interests (including compliance with collateral coverage ratio); environmental laws; properties; subsidiaries and equity interests; sanctions laws; direct benefit; and consolidated closing date solvency; gas imbalances; marketing of production; hedge agreement; and other representations and warranties deemed appropriate by the Agent and the Lenders; subject, in the case of each of the foregoing representations and warranties, to qualifications and limitations for materiality to be agreed.

Affirmative Covenants:

The Loan Documents shall include usual and customary affirmative covenants, including: (i) delivery of annual, quarterly, and monthly financial statements and other information, with annual financial statements to be accompanied by an audit opinion from nationally recognized auditors that is not subject to qualification as to “going concern” or the scope of such audit (other than any “going concern” qualification as a result of impending maturity of the Revolving Loans or Term Loans); with the delivery of Reserve Reports, financial projections (presented on a semi-annual basis) for the then immediately following one (1) year period; (ii) compliance certificates, other certificates and other information; (iii) delivery of notices of defaults and certain material events; (iv) inspections (including books and records); (v) maintenance of organizational existence and rights and privileges; (vi) maintenance of

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insurance; (vii) payment of taxes and other obligations; (viii) corporate franchises; (ix) compliance with laws (including environmental laws); (x) maintenance of properties; (xi) operations; (xii) additional guarantors and collateral; (xiii) satisfactory title opinions or other title information with respect to at least 80% of the total value of proved oil and gas properties in the Reserve Report that are mortgaged as Collateral; (xiv) use of proceeds; (xv) sanctions laws; (xvi) further assurances on collateral matters; and (xvii) reserve reports, subject, in the case of each of the foregoing covenants, to exceptions and qualifications to be agreed.

In addition, Reorganized Midstates shall provide: (i) monthly operations/business plan updates; (ii) updated ARIES database semi-annually; (iii) thirteen (13) week cash flow (including sources and uses) and a variance against prior periods, updated monthly (which reporting requirement shall be eliminated from and after the date that notice is given to Reorganized Midstates on or about April 1, 2018 of the Spring 2018 Borrowing Base redetermination (the “April 2018 Notice Date”).

Negative Covenants:

The Loan Documents shall include usual and customary negative covenants, including limitations on (i) the incurrence or maintenance of debt; (ii) the incurrence or maintenance of liens; (iii) fundamental changes; (iv) asset sales or early monetization or early termination of any hedge or swap positions relied on by the Lenders in determining the Borrowing Base; (v) investments; (vi) dividends or distributions on, or redemptions of, capital stock of the Borrower; (vii) amendments of material debt documents (if any) and prepayments or redemptions in respect thereof; (viii) negative pledges and limitations subsidiary distributions; (ix) commodity hedging (with non-speculative commodity hedging permitted with respect to aggregate notional volumes of oil, gas and NGLs (calculated separately) hedged on a monthly basis not to exceed 75% of reasonably anticipated production (based on the most recently delivered Reserve Report, as adjusted in good faith to account for updated information) of oil, gas and NGLs, respectively, for any month (measured as of each date any such commodity hedging transaction is entered into); provided that no commodity hedging shall be permitted for any month more than 48 months following the date any commodity hedging transaction is entered into); (x) transactions with affiliates; (xi) change in nature of business; (xii) gas imbalances, take-or-pay or other prepayments; and (xiii) use of proceeds.

The Loan Documents shall also contain a negative covenant concerning the effect upon hydrocarbon production from any regulatory curtailment of the Credit Parties’ ability to dispose of salt water in the State of Oklahoma arising from the effect of any such regulation by the Oklahoma Corporation Commission (the “Curtailment Covenant”). A breach of the Curtailment Covenant shall occur if a Negative Effect (defined below) upon the hydrocarbon production volumes of the Credit Parties results, in whole or in part, from any curtailment of salt-water disposal operations in the State of Oklahoma imposed by any regulatory body, including but not limited to the Oklahoma Corporation Commission, regardless of whether the imposition of such curtailment

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results from any negotiation, mandate, exercise of regulatory authority, or judicial order or enforcement. A negative effect (the “Negative Effect”) occurs when the Credit Parties fail to achieve the projected hydrocarbon production levels set forth in the Reorganized Midstates’ Business Plan (a copy of which shall be attached as an exhibit to the RBL Loan Documents, the “Business Plan”) as a result of the effect of any regulatory curtailment on the Credit Parties’ ability to dispose of salt water in the State of Oklahoma at any point prior to the Commitment Termination Date by an amount more than 10.0% lower than the projected sixty (60) day rolling average of hydrocarbon production levels, as measured each two-month period by looking at hydrocarbon production for the prior sixty (60) day period. In the event the Curtailment Covenant is breached (i) prior to April 1, 2018, a Borrowing Base redetermination shall occur promptly thereafter, notwithstanding any other limits on unscheduled redetermination or (ii) after April 1, 2018, Reorganized Midstates shall provide prompt written notice thereof to the Agent and the Agent shall reserve all rights to request an unscheduled redetermination under the terms of the Loan Documents.

Financial Covenants:	The Loan Documents shall contain the following financial covenants:

Leverage Ratio. As of the last day of any fiscal quarter, commencing December 31, 2016 through the fiscal quarter ended March 31, 2018, the ratio of Total Indebtedness to EBITDA for the trailing four fiscal quarters shall not exceed 2.25:1.00; provided that Total Indebtedness and EBITDA (i) for the fiscal quarter ended December 31, 2016, shall be equal to Total Indebtedness and EBITDA, respectively, for the fiscal quarter ending on such date multiplied by 4, (ii) for the fiscal quarter ended March 31, 2017, shall be equal to Total Indebtedness and EBITDA, respectively, for the two fiscal quarters ending on such date multiplied by 2 and (iii) for the fiscal quarter ended June 30, 2017, shall be equal to Total Indebtedness and EBITDA, respectively, for the three fiscal quarters ending on such date multiplied by 4/3. As of the last day of any fiscal quarter, commencing June 30, 2018, the ratio of Total Indebtedness to EBITDA for the trailing four fiscal quarters shall not exceed 3.00:1.00.

Interest Coverage. As of the last day of any fiscal quarter, commencing December 31, 2016, the ratio of EBITDA to Interest Expense for the trailing four fiscal quarters shall not less than 3.00:1.00; provided that EBITDA and Interest Expense (i) for the fiscal quarter ended December 31, 2016, shall be equal to EBITDA and Interest Expense, respectively, for the fiscal quarter ending on such date multiplied by 4, (ii) for the fiscal quarter ended March 31, 2017, shall be equal to EBITDA and Interest Expense, respectively, for the two fiscal quarters ending on such date multiplied by 2 and (iii) for the fiscal quarter ended June 30, 2017, shall be equal to EBITDA and Interest Expense, respectively, for the three fiscal quarters ending on such date multiplied by 4/3.

Capital Expenditures. Beginning with the quarter ended December 31, 2016, Capital Expenditures shall be capped at (a) for the 6 months

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ending December 31, 2016, $50,000,000, (b) for the fiscal year ending December 31, 2017, $81,000,000, (c) for the fiscal year ending December 31, 2018, $85,000,000 and (d) for the fiscal year ending December 31, 2019, $78,000,000; provided, however, that Capital Expenditures in an aggregate amount up $10,000,000 and used solely for purposes of mitigating the consequences of a regulatory curtailment issued by the Oklahoma Corporation Commission shall not be included for purposes of calculating Capital Expenditures for purposes of the covenant.

If the amount of Capital Expenditures in the Company’s Business Plan (a) for the 6 months ending December 31, 2016 is greater than the amount of Capital Expenditures actually made in such six month period (the amount by which such Capital Expenditures in the Company’s Business Plan for such six month period exceeds the actual amount of Capital Expenditures for such six month period in an aggregate amount up to $10,000,000, the “Initial Excess Amount”) or (b) for any Fiscal Year is greater than the amount of Capital Expenditures actually made in such Fiscal Year (the amount by which such Capital Expenditures in the Company’s Business Plan for such Fiscal Year exceeds the actual amount of Capital Expenditures for such Fiscal Year in an aggregate amount up to $10,000,000, the “Excess Annual Amount” and, together with the Initial Excess Amount, the “Excess Amount”), then the Excess Amount (such amount, the “Carry-Over Amount”) may be carried forward to the next succeeding Fiscal Year (the “Succeeding Fiscal Year”); provided, that the Carry-Over Amount applicable to a particular Succeeding Fiscal Year may not be carried forward to another Fiscal Year.  Capital Expenditures made by the Credit Parties in any Fiscal Year shall be deemed to reduce (x) first, the Carry-Over Amount, and (y) then, the amount provided for above for such Fiscal Year.

Minimum Liquidity:

On the Plan Effective Date, Reorganized Midstates shall fund a cash collateral account which shall be maintained at the Agent (the “Cash Collateral Account”) in an amount equal to $40,000,000. The documentation with respect to the Cash Collateral Account shall be acceptable to the Agent in its sole discretion. Reorganized Midstates shall have no authority to access funds in the Cash Collateral Account until the April 2018 Notice Date (after which, so long as no Borrowing Base Deficiency then exists, Reorganized Midstates will have unfettered access to the funds but subject to ongoing control); provided, however, that either Reorganized Midstates or the Required RBL Lenders may at any time, direct the Agent to apply all, but not less than all, of the funds in the Cash Collateral Account to the repayment of the Revolving Loans. In the event that Reorganized Midstates or the Required RBL Lenders directs the Agent to repay the Revolving Loans with funds in the Cash Collateral Account (such amount, the “Released Funds”), then from such date until the April 2018 Notice Date, notwithstanding the amount of the Commitment, Availability shall in no event exceed (i) the aggregate principal amount of Revolving Loans outstanding on the Plan Effective Date, less (ii) the Released Funds. For the avoidance of doubt, following

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the April 2018 Notice Date, Availability shall be determined in accordance with the terms and provisions of the Loan Documents.

From and after the April 2018 Notice Date, the Credit Parties shall maintain at all times minimum Liquidity (cash and cash equivalents plus Availability) equal to 20% of the then-existing Borrowing Base.

Events of Default:

The Loan Documents shall include usual and customary defaults and events of default with thresholds and grace periods to be agreed by the Agent and the Lenders, including: (i) nonpayment of principal, interest or other amounts; (ii) violation of covenants; (iii) incorrectness of representations and warranties in any material respect; (iv) cross default and cross acceleration to material indebtedness; (v) bankruptcy of a Credit Party; (vi) material monetary judgments; (vii) material ERISA events; (viii) actual or asserted invalidity of material guarantees or security documents; and (ix) change of control.

Cost and Yield Protection:

The RBL Loan Documents shall contain customary provisions (i) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (ii) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a LIBOR loan on a day other than the last day of an interest period with respect thereto. The Dodd-Frank Wall Street Reform and Consumer Protection Act and Basel III (and all requests, rules, guidelines or directives relating to each of the foregoing or issued in connection therewith) shall be deemed to be changes in law regardless of the date enacted, adopted or issued. The RBL Loan Documents shall contain “EU Bail-In” protections.

Expenses and Indemnification:

Reorganized Midstates shall pay (i) all reasonable and documented out-of-pocket expenses of the Agent associated with the preparation, execution, delivery and administration of the loan documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of counsel and financial advisors) and (ii) all out-of-pocket expenses of the Agent and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) (including the reasonable and documented fees, disbursements and other charges of legal counsel and financial advisors) in connection with the enforcement of the Loan Documents, including pursuing remedies in respect thereof.

The Agent and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability to the Credit Parties, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof; provided that the foregoing will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of

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competent jurisdiction to (i) arise or result from (A) the willful misconduct, bad faith or gross negligence of such indemnified person or (B) a breach in bad faith of the funding obligations of such indemnified person, or (ii) have not resulted from an act or omission by you or any of your affiliates and have been brought by an indemnified person against any other indemnified person (other than any claims against Agent in its capacity as such).

Closing Conditions:

The closing shall be conditioned upon satisfaction (or waiver by the Lenders) of conditions precedent usual for facilities and transactions of this type, but in any event on or before          , 2016, including, without limitation, the following (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”):

(i)  The Loan Documents shall contain the terms set forth in this Term Sheet and shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by and acceptable to the Borrower, the Agent and the Lenders;

(ii)  The Agent and each Lender shall be satisfied that the disclosure statement filed in accordance with Section 1125 of the Code (the “Disclosure Statement”) with respect to the Plan of Reorganization does not contain any materially inaccurate information (or fail to disclose material information) and that there are no material administrative expenses, priority tax claims, reclamation claims, general unsecured claims or other claims that have not been disclosed or estimated in the Disclosure Statement;

(iii)  The Plan of Reorganization, and all orders of the Bankruptcy Court, including, without limitation, the confirmation order entered in connection with the Plan of Reorganization (the “Confirmation Order”) shall be in form and substance satisfactory to each of the Agent and each Lender and shall be final and non-appealable and in full force and effect and shall not have been stayed, reversed, vacated or otherwise modified in a manner material and adverse to interests of the Agent and the Lenders or otherwise contrary to this Term Sheet;

(iv)  The Plan Effective Date shall have occurred, all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled or waived as permitted therein, including, without limitation, the execution, delivery and all transactions contemplated in the Plan of Reorganization or in the Confirmation Order to occur on the effective date of the Plan of Reorganization shall have been substantially consummated in accordance with the terms thereof and in compliance with applicable law, Bankruptcy Court and regulatory approvals;

(v) The Agent shall have received satisfactory evidence as to the payment in full on the Plan Effective Date of all material

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administrative expense claims, priority claims and other claims required to be paid upon the Plan Effective Date;

(vi)  The execution and delivery of the Loan Documents, including security agreements, mortgages, deeds of trust, control agreements, any stock certificates and UCC and real property filings and (ii) delivery of customary legal opinions, customary insurance certificates, lien searches, customary officer’s closing certificates, organizational documents, customary evidence of authorization and good standing certificates in jurisdictions of formation/organization;

(vii)  All governmental and third party consents and approvals necessary in connection with the Loan Documents and the transactions contemplated thereby shall have been obtained and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Agent that prevents the RBL Facility, the Term Loan or the transactions contemplated thereby;

(viii) All representations and warranties in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality standard);

(ix)  All fees required to be paid on the Closing Date and all reasonable out-of-pocket expenses required to be paid on the Closing Date in connection with the RBL Facility and the Term Loan, including the fees and expenses of the Agent’s legal counsel and financial advisors, including Mayer Brown LLP and FTI, respectively, shall have been paid in full; and

(x) Customary releases shall have been granted to the Lenders, and their customary related and representative parties, under the Plan of Reorganization.

Miscellaneous:	The Loan Documents may contain other terms and conditions that are customary of agreements of this nature.

Governing Law and Forum:	State of New York.

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Exhibit B

Management Compensation Term Sheet

MIDSTATES PETROLEUM COMPANY, INC.

MANAGEMENT INCENTIVE TERM SHEET

The following summarizes the principal terms of (i) the employment agreements (each, an “Agreement”) between Midstates Petroleum Company, Inc. (the “Company”) and the executives of the Company (each, an “Executive”), (ii) a Management Incentive Plan (the “Plan”) to be sponsored by the post-Emergence ultimate parent company (“Holdco”) of the Company and (iii) grants to be made at Emergence under the Plan to the Executives, including those executives set forth on Exhibit A attached hereto.

Employment Agreements

Term:

The Agreement will commence on Emergence and continue until the earlier of (a) the third anniversary of Emergence (with respect to Mr. Brace, the first anniversary of Emergence) or (b) when terminated in accordance with its terms. The term will automatically renew for successive one-year extension periods unless either party gives notice of non-renewal at least 60 days prior to end of the initial three year term or any one-year extension period, as applicable.

Position	Each Executive shall have the position(s) set forth on Exhibit A.

Compensation and Benefits:

Base Salary. Each Executive will receive an annualized base salary of no less than the amount specified on Exhibit A.

Annual Bonus. Each Executive other than Mr. Brace will be eligible to earn an annual cash bonus based upon the achievement of performance goals established in good faith by the Company’s Board of Directors (the “Board”), with a targeted annual bonus of the applicable percentage of Base Salary (the “Target Bonus”) set forth on Exhibit A. Mr. Brace will be eligible to earn an annual cash bonus of no less than the Target Bonus set forth on Exhibit A, which may be increased based upon the achievement of reasonably achievable performance goals established in good faith by the Board.

Events of Termination:

The Agreement may be terminated (i) upon the Executive’s death, (ii) upon the Executive’s disability, (iii) by the Company with or without Cause or (iv) by the Executive with or without Good Reason (as defined below).

Obligations Upon Termination - Executives other than Mr. Brace:

Termination for Cause by the Company or without Good Reason by the Executive, other than due to death or Disability. If the Executive is terminated for Cause by the Company or without Good Reason by the Executive then the Executive will receive their accrued Base Salary, any earned but unpaid Annual Bonus (prorated through the end of the month of termination) and other accrued incentive awards and accrued vacation (the “Accrued Benefits”).

Termination by Reason of Death or Disability. If the Executive is terminated pursuant to the Executive’s death or disability then the Executive (or the estate of the Executive in the event of death) will receive the Accrued Benefits and monthly payments equal to the monthly COBRA premium for Executive and any eligible dependents for up to the number of months provided for in their respective Agreement for payment of severance benefits following the Executive’s termination of employment.

Termination without Cause by the Company, for Good Reason by the Executive or due to the non-extension of the Agreement by the Company. If the Executive is terminated without

Cause by the Company, for Good Reason by the Executive or due to the non-extension of the Agreement by the Company, conditioned on the execution of a general release, then the Executive will receive (i) their Accrued Benefits, (ii) a lump-sum cash payment equal to the Severance Amount set forth for each Executive on Exhibit A and (iii) monthly payments equal to the monthly COBRA premium for Executive and any eligible dependents for up to the number of months provided for in their respective Agreement for payment of severance benefits following the Executive’s termination of employment.

Termination without Cause or for Good Reason following a Change in Control. If the Executive is terminated without Cause or for Good Reason within one year following a Change in Control (as defined in the Plan), conditioned on the execution of a general release, then the Executive will receive (i) their Accrued Benefits, (ii) a lump-sum payment (the “CIC Severance”) on the first payroll date following termination equal to 2 times the sum of (x) the Target Bonus and (y) the highest base salary paid to Executive by the Company over the prior three fiscal years and (iii) monthly payments equal to the monthly COBRA premium for Executive and any eligible dependents for up to the number of months provided for in their respective Agreement for payment of severance benefits following the Executive’s termination of employment.

Forfeiture and Repayment. On the Executive’s material breach of any of the restrictive covenants contained in the Executive’s Agreement that is not cured (if susceptible to cure) within 30 days of notice from the Company, the Executive will forfeit his or her entitlement to a prorated portion of the Severance Amount or the CIC Severance based on the time at which the material breach occurred relative to the remaining period of time of the applicable restrictive covenant that was materially breached, and the Executive will be required to repay any previously paid portion of the Severance Amount or the CIC Severance. The foregoing is in addition to any other remedies, in law or in equity, that the Company may have.

Section 280G. In the event any Executive becomes entitled to receive payments that are considered “parachute payments” in the event of a “change in control”, any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax on the Executive imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), if such reduction would put the Executive in a better place economically (on an after-tax basis) than if he paid the excise tax and retained the full amount of such payments.

Obligations Upon Termination - Mr. Brace:

Termination for by the Company or Mr. Brace for Any Reason. If Mr. Brace’s employment terminates for any reason prior to the first anniversary of Emergence, he will continue to receive payment of his Base Salary through the earlier of (i) the first anniversary of Emergence and (ii) the date on which Mr. Brace begins full-time employment with another entity and will also receive the following: (a) a lump-sum cash payment equal Mr. Brace’s Target Bonus and (b) monthly payments equal to the monthly COBRA premium for Mr. Brace and any eligible dependents for two years following Mr. Brace’s termination of employment; provided that such benefits shall cease in the event Mr. Brace begins full-time employment with another entity that provides comparable health and welfare benefits.

Section 280G. In the event Mr. Brace becomes entitled to receive payments that are considered “parachute payments” in the event of a “change in control”, any “parachute payments” will be reduced to the extent necessary to avoid triggering the excise tax on Mr. Brace imposed by Section 4999 of the Code, if such reduction would put Mr. Brace in a better place economically (on an after-tax basis) than if he paid the excise tax and retained the full amount of such payments.

Restrictive Covenants - Executives other than Mr. Brace:

Confidential Information. During their employment and thereafter, the Executive will not disclose confidential information of the Company and will return confidential material upon termination or upon request.

Non-Competition/Non-Solicitation. During their employment and for the 12 month period following termination of employment (the “Non-Compete Period”), the Executive will not (i) solicit for employment or hire any employee of the Company or (ii) own, manage, consult with or render services for an entity that directly competes with the Company in Woods or Alfalfa Counties, Oklahoma and any other county where the Company is actively conducting material business at the time of the Executive’s termination of employment without the prior express written consent of the Company.

Other. Mutual non-disparagement; Company property, invention assignment, trade secrets and other customary restrictive covenants.

Restrictive Covenants - Mr. Brace:

Confidential Information. During his employment and thereafter, Mr. Brace will not disclose confidential information of the Company and will return confidential material upon termination or upon request.

Non-Competition/Non-Solicitation. Mr. Brace will be permitted to take other part-time executive positions during his period of employment with the Company. Mr. Brace will not be subject to any non-competition or non-solicitation covenants.

Other. Mutual non-disparagement; Company property, invention assignment, trade secrets and other customary restrictive covenants.

Key Definitions

“Cause” means (i) a breach by the Executive of the Executive’s obligations under the Executive’s employment agreement, which constitutes nonperformance by the Executive of their obligations and duties thereunder, as determined by the Board (which may, in its sole discretion, give the Executive notice of, and the opportunity to remedy, such breach), (ii) commission by the Executive of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company, (iii) a material breach by the Executive of any restrictive covenants contained within the Executive’s employment agreement that is not cured within 15 days of the Executive’s receipt of written notice thereof from the Board, (iv) the Executive’s conviction, plea of no content or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to the Company, (v) the willful refusal or intentional failure of the Executive to carry out, or comply with, in any material respect, any lawful and material written directive of the Board (of which the Board will give the Executive written notice of and a reasonable opportunity to remedy), (vi) the Executive’s unlawful use (including being under the influence) or possession of illegal drugs, or (vii) the Executive’s willful and material violation of any federal, state, or local law or regulation applicable to the Company or its business which adversely affects the Company that is not cured after written notice from the Board. For purposes of the definition of “Cause”, no act or failure to act on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company.

“Good Reason” means any of the following, but only if occurring without the Executive’s consent: (i) a material diminution in the Executive’s Base Salary or Target Bonus opportunity, (ii) a material diminution in the Executive’s titles, positions, authority, duties, or responsibilities, (iii) the relocation of the Executive’s principal office to an area more than 50 miles from its location immediately prior to such relocation, or (iv) the failure of the Company to comply with any material provision of the Executive’s employment agreement or equity agreement. The Executive must give the Company at least 30 days’ prior written notice of their intent to terminate employment for Good Reason, which notice specifies the facts and circumstances constituting Good Reason, the Company has not remedied such facts and circumstances during such 30-day period, and the Executive terminates employment not later than the 60th day after the last day of such 30-day period.

Management Incentive Equity Awards

Overview:

Incentive Equity Pool. Holdco will reserve for grant to management employees and non-employee directors (such reserve, the “MIP Pool”) a pool of shares of Common Stock of Holdco (“Common Stock”) representing no less than 10% of Holdco’s Common Stock, determined on a fully diluted and fully distributed basis (assuming conversion of all outstanding convertible securities and full distribution of the MIP Pool).

Emergence Grants. 40% of the MIP Pool will be granted to management employees as of Emergence in the form of awards of time-vesting restricted stock units (20% of the MIP Pool) and time-vesting stock options (20% of the MIP Pool) in accordance with this Term Sheet and the allocations set forth on Exhibit A (“Emergence Grants” and, along with any other grant made under the MIP, an “Award”). For the sake of clarity, 50% of each Emergence Grant will be in the form of time-vesting restricted stock units and 50% in the form of time-vesting stock options (with an exercise price equal to the plan value of a share of Common Stock).

Future Grants. Following Emergence, the Remaining MIP Pool (as defined below) will be granted to such employees and non-employee directors in such amounts and forms, subject to such terms and conditions, and at such times, as are determined by the Board. For this purpose, the “Remaining MIP Pool” means the portion of the MIP Pool that has not previously been granted and will also include all shares of Common Stock previously granted as Emergence Grants or subsequent grants that have been forfeited before vesting.

Final Grants.  An additional 20% of the MIP Pool shall be allocated on a fully vested basis to Company employees chosen in the Board’s discretion immediately prior to a Change in Control (such awards allocated upon a Change in Control, the “Final Grants”) that occurs within 18 months following Emergence. The Final Grants will be granted on a fully vested basis immediately prior to a Change in Control in the form of cash, fully vested shares of Common Stock or a combination of the two having a value equal to (i) the value, as of immediately prior to the Change in Control, of the applicable number of shares of Common Stock that would have been covered by the Final Grants had they been granted 50% in RSUs and 50% in stock options minus (ii) the aggregate exercise price of such stock options (with such aggregate exercise price equal to the plan value of a share of Common Stock, multiplied by the number of shares that would have been covered by such stock options).

Vesting:	Normal Vesting. Subject to an Executive’s continued employment, 1/6 of the Emergence Grants will vest on the 6-month anniversary of Emergence, an additional 1/6 of the

Emergence Grants will vest on the 12-month anniversary of Emergence, an additional 1/3 of the Emergence Grants will vest on the 24-month anniversary of Emergence and the final 1/3 of the Emergence Grants will vest on the 36-month anniversary of Emergence.

Accelerated Vesting Upon Termination. If an Executive is terminated without Cause or terminates for Good Reason or due to death or disability, 100% of the Executive’s unvested Awards will immediately accelerate and vest.

Restrictive Covenants:	Equity award agreements will contain restrictive covenants no more restrictive than those set forth above in the section entitled “Restrictive Covenants”.

Existing Obligations:

Indemnification Agreements: All existing indemnification agreements with current and former employees and directors of the Company will be assumed pursuant to their existing terms; provided that, for purposes of such agreements, a Change in Control (as defined in such agreements) shall not be deemed to have occurred as a result of the initial appointment of a post-Emergence Board of Directors.

Definitions:

Terms used in this Term Sheet that are defined in an Executive’s employment agreement shall have the meaning set forth therein. Other terms shall have definitions that are reasonable and customary for similar management arrangements.

Taxes	If the Company is not publicly traded at the time any taxes are required to be withheld, Executives may satisfy taxes required to be withheld upon exercise/settlement through net share settlement.

Joinder to the Stockholders Agreement:

If the Company is not publicly traded at the time Executives are issued Common Stock in respect of vested Awards, each Executive will execute and deliver either a counterpart or a joinder to the Stockholders Agreement to be entered into by and among the Company, investors of capital and any other stockholders, which will contain customary stockholder rights, including, without limitation, drag along rights, co-sale rights, preemptive rights, restrictions on transfer, demand and piggyback registration rights and market stand-off provisions; provided that an Executive shall not be required to enter into new employment arrangements or restrictive covenants that are more restrictive to the Executive in connection with the exercise of any such stockholder provisions. Transfer restrictions and repurchase rights will lapse on an IPO.

Final Documentation:

The final documentation related to the Emergence Grants and Final Grants shall not contain any material restrictions, limitations or additional obligations that are not set forth herein or in an Executive’s existing employment agreement as in effect on the Emergence date; provided that no Executive shall be subject to, or required to agree to be bound by, restrictive covenants in excess of those included in the employment agreements referenced above.

Exhibit A

The following summarizes the specific terms of the employment agreements between Midstates Petroleum Company, Inc. and senior executives of the Company (each, an “Executive”) and the initial amount of the emergence grants to such executives under the Midstates Petroleum Company, Inc. Management Incentive Plan.

Executive	Position	Base Salary	Target Bonus	Severance Amount	Emergence Grant - % of Emergence Grants
Frederic (Jake) Brace	President & Chief Executive Officer	$700,000	100% of Base Salary	N/A	18.75%
Nelson Haight	EVP, CFO and Chief Accounting Officer	$375,000	80% of Base Salary	1.5x (Base Salary + Target Bonus)	13.55%
Mitch Elkins	EVP of Operations	$400,000	80% of Base Salary	1.0x (Base Salary +Target Bonus)	14.45%
Scott Weatherholt	VP - GC & Corporate Secretary, VP — Land	$300,000	60% of Base Salary	1.0x (Base Salary +Target Bonus)	6.77%
Amelia Kim Harding	VP - Human Resources & Administration	$235,000	60% of Base Salary	1.0x (Base Salary +Target Bonus)	5.30%
Other Senior Management					41.18%